UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Novan, Inc.
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Novan, Inc.
4105 Hopson Road
Morrisville, North Carolina
(919) 485-8080

June 21, 2019
Dear Stockholders:
It is my pleasure to invite you to the Annual Meeting of Stockholders of Novan, Inc. The meeting will be held on Wednesday, July 31, 2019, at 9:30 a.m. Eastern Time at Novan’s corporate headquarters located at 4105 Hopson Road, Morrisville, NC 27560, to consider and vote upon the following matters and to transact such other business as may be properly brought before the meeting:

•	Proposal 1—Election of two Class III directors

•	Proposal 2—Amendment of 2016 Incentive Award Plan

•	Proposal 3—Ratification of the selection of BDO USA, LLP as independent auditors for the fiscal year ending December 31, 2019
All stockholders are invited to attend the meeting in person, and we hope you will be able to attend the meeting. Only stockholders of record at the close of business on June 7, 2019 are entitled to vote at the meeting. Whether or not you plan to attend the meeting personally, and regardless of the number of shares you own, it is important that your shares be represented at the meeting. Your vote is important, and we urge you to vote as promptly as possible to ensure your shares are represented at the meeting.

Sincerely,

/s/ G. Kelly Martin
G. Kelly Martin
Chief Executive Officer and Director

NOVAN, INC.
4105 Hopson Road
Morrisville, North Carolina
(919) 485-8080
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 31, 2019
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of Novan, Inc., a Delaware corporation. The meeting will be held on Wednesday, July 31, 2019, at 9:30 a.m. Eastern Time at Novan’s corporate headquarters located at 4105 Hopson Road, Morrisville, NC 27560, for the following purposes:

1.
Elect two Class III directors of Novan, Inc., each to serve a three-year term expiring at the 2022 Annual Meeting of Stockholders and until such director’s successor is elected and qualified, or until his or her earlier death, resignation or removal.

2.	Approve the amendment to the 2016 Incentive Award Plan.

3.	Ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of Novan, Inc. for the fiscal year ending December 31, 2019.

4.	Transact any other business as may properly come before the meeting or any adjournment or postponement of the meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice. The board of directors recommends that you vote “FOR” the election of the director nominees listed in this proxy statement, “FOR” approval of the amendment to the 2016 Incentive Award Plan and “FOR” ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm of Novan, Inc.
The record date for the Annual Meeting of Stockholders is June 7, 2019. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on July 31, 2019, at 9:30 a.m. Eastern Time at
Novan’s Corporate Headquarters
4105 Hopson Road, Morrisville, NC 27560

The proxy statement is available at http://www.proxyvote.com.

By Order of the Board of Directors

/s/ John M. Gay
John M. Gay
Corporate Secretary
Morrisville, North Carolina
June 21, 2019

Whether or not you expect to attend the meeting, it is important that your shares be represented and voted. If you are viewing the proxy statement over the Internet, you may grant your proxy electronically over the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials previously mailed to you and the instructions on the Internet site. If you are receiving a paper copy of the proxy statement, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or over the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

NOVAN, INC.
4105 Hopson Road
Morrisville, North Carolina
(919) 485-8080
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
July 31, 2019
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
The board of directors of Novan, Inc. is soliciting your proxy to vote at the 2019 Annual Meeting of Stockholders, or the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. On or about June 21, 2019, we will mail the Notice described below to all stockholders entitled to vote at the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return a proxy card, or follow the instructions below or in the Notice described below to submit your proxy over the Internet. All references in this Proxy Statement to “Novan,” “the Company,” “we,” “our” and “us” refer to Novan, Inc.
Why did I receive a Notice in the mail regarding the availability of proxy materials over the Internet?
We are pleased to take advantage of rules of the Securities and Exchange Commission, or the SEC, that allow companies to furnish their proxy materials over the Internet. All stockholders will have the ability to access the proxy materials on the website referenced in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. We intend to mail the proxy materials to stockholders who have properly requested paper copies within three business days of such request. In addition, stockholders may request to receive proxy materials in printed form or electronically by email on an ongoing basis. A stockholder’s election to receive proxy materials by mail or email will remain in effect until the stockholder terminates it.
Will I receive any other proxy materials by mail?
If we send you a Notice, we may (but are not required to) send you a proxy card, along with a second Notice, on or after June 27, 2019.
How do I attend the Annual Meeting?
The Annual Meeting will be held on July 31, 2019, at 9:30 a.m. Eastern Time at Novan’s corporate headquarters located at 4105 Hopson Road, Morrisville, NC 27560. Information regarding directions to the Annual Meeting may be found at the end of this proxy statement. Information on how to vote in person at the Annual Meeting is discussed below.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on June 7, 2019, will be entitled to vote at the Annual Meeting. On this record date, there were 26,069,734 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on June 7, 2019, your shares were registered directly in your name with Novan’s transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card, or vote by proxy over the telephone or over the Internet as instructed below or in your Notice, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on June 7, 2019, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are three matters scheduled for a vote:

•
Election of two Class III directors of Novan, each to serve a three-year term expiring at the 2022 Annual Meeting of Stockholders and until such director’s successor is elected and qualified, or until his or her earlier death, resignation or removal;

•	Approval of the amendment to the 2016 Incentive Award Plan; and

•	Ratification of the selection of BDO USA, LLP as the independent registered public accounting firm of Novan for its fiscal year ending December 31, 2019.
What if another matter is properly brought before the meeting?
Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
Can I vote my shares by filling out and returning the Notice?
No. The Notice will, however, provide instructions on how to vote by Internet, by requesting and returning a paper proxy card or by submitting a ballot in person at the Annual Meeting.
How do I vote?
You may either vote “For” all the nominees to our board of directors or you may “Withhold” your vote for any nominee you specify. For the other matters to be voted on, you may vote “For” or “Against” or you may abstain from voting. The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using a proxy card (enclosed with mailed proxy materials) or vote over the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting, and we will give you a ballot when you arrive.

•
To vote using the proxy card, simply complete, sign and date the proxy card (which is enclosed if you received this proxy statement by mail, or which you may request), and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone telephone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m. Eastern Time on July 30, 2019, to be counted.

•
To vote over the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your Internet vote must be received by 11:59 p.m. Eastern Time on July 30, 2019, to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with the Notice, containing voting instructions from that organization rather than from Novan. Simply complete and mail the voting instruction form or follow the voting instructions in the Notice to ensure that your vote is counted.

Alternatively, you may vote over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.
We provide Internet proxy voting to allow you to vote your shares online with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of June 7, 2019.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, over the Internet or in person at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether Nasdaq deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of Nasdaq, “non-routine matters” are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation) and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1 or 2 without your instructions, but may vote your shares on Proposal 3.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted “FOR” the election of our two nominees for director, “FOR” approval of the amendment to the 2016 Incentive Award Plan and “FOR” the ratification of the selection of BDO USA, LLP as the independent registered public accounting firm of Novan for its fiscal year ending December 31, 2019. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or over the Internet.

•	You may send a timely written notice that you are revoking your proxy to Novan’s Corporate Secretary at Novan, Inc., Attn: Corporate Secretary, 4105 Hopson Road, Morrisville, NC 27560.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or Internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
How are votes counted?
Votes will be counted by the inspector of elections appointed for the Annual Meeting, who will separately count votes “FOR” and “Against,” abstentions or withheld votes, and, if applicable, broker non-votes. Votes withheld on Proposal 1 will have no effect and will not be counted towards the vote for Proposal 1. Abstentions will be counted towards the vote total for Proposals 2 and 3 and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank, custodian or other nominee holding the shares as to how to vote on matters deemed by Nasdaq to be “non-routine,” the broker or nominee cannot vote the shares. These un-voted shares are counted as “broker non-votes.”
How many votes are needed to approve each proposal?

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors	Nominees receiving the most “FOR” votes	Withheld votes will have no effect	None
2	Approval of amendment to 2016 Incentive Award Plan	“FOR” votes from the holders of a majority of shares present and entitled to vote on the matter	Against	None
3	Ratification of the selection of BDO USA, LLP as Novan’s independent registered public accounting firm for its fiscal year ending December 31, 2019	“FOR” votes from the holders of a majority of shares present and entitled to vote on the matter	Against	None
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. Abstentions and broker non-votes will also be considered present for purposes of determining the existence of a quorum. On the record date, there were 26,069,734 shares outstanding and entitled to vote. Thus, the holders of 13,034,868 shares must be present in person or represented by proxy at the meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
Where can I find more information about Novan?
We file periodic reports with the SEC pursuant to Section 15(d) of the Securities Exchange Act of 1934. Our SEC filings are available from the SEC’s Internet site at http://www.sec.gov, which contains reports and other information regarding issuers that file electronically. Our filings with the SEC are also available without charge on our website (http://www.Novan.com) as soon as reasonably practicable after filing.
JOBS Act Explanatory Note
We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) December 31, 2021, (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more, (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years or (iv) the last day of the fiscal year in which we are deemed to be a large accelerated filer under the rules of the SEC.

PROPOSAL 1
ELECTION OF DIRECTORS
Our board of directors consists of eight directors and is divided into three classes with staggered, three-year terms. Directors in Class III will stand for election at the Annual Meeting on July 31, 2019. The terms of office of directors in Class I and Class II do not expire until the annual meetings of stockholders to be held in 2020 and 2021, respectively. At the recommendation of our nominating and corporate governance committee, our board of directors proposes that each of the two Class III nominees named below, each of whom is currently serving as a director in Class III, be elected as a Class III director for a three-year term expiring at the 2022 Annual Meeting of Stockholders and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.
Shares represented by proxies will be voted “FOR” the election of each of the two nominees named below unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than two directors. Stockholders may not cumulate votes for the election of directors.
Information about our directors, including the director nominees, their ages as of May 31, 2019, occupations and length of board service are provided in the tables below. Additional biographical descriptions are set forth in the text below the tables and include the primary individual experience, qualifications, qualities and skills of each director that led to the conclusion that such director should serve as a member of our board of directors at this time.
Nominees for Election to the Board of Directors at the Annual Meeting

Name of Director/Nominee	Age	Principal Occupation	Director Since
W. Kent Geer (1)(2)	65	Managing Director—Finance and Investor Relations, Med1 Ventures, LLC	2015
Robert J. Keegan (1)(2)	71	Retired Chief Executive Officer, Goodyear Tire and Rubber Co.	2016

(1)	Member of our audit committee

(2)	Member of our compensation committee
W. Kent Geer has served as a member of our board of directors since 2015 and as our Lead Independent Director since June 2017. Since 2016, Mr. Geer has served as managing director, finance and investor relations for Med1 Ventures, LLC, an early stage medical device development company. Mr. Geer was an audit partner with Ernst & Young LLP from 1989 to 2011. Beginning in 2012, Mr. Geer served as the chairman of the board of directors of PowerSecure International, Inc. until the successful sale of the company in May 2016. Mr. Geer also serves on the board of governors of North Raleigh Christian Academy. We believe that Mr. Geer’s significant experience and leadership in public accounting and the biotechnology, pharmaceutical and technology industries qualifies him to serve on our board of directors.
Robert J. Keegan has served as a member of our board of directors since 2016. Mr. Keegan held the roles of chief executive officer and chairman of the board of directors of Goodyear Tire and Rubber Co. from 2000 to 2010. Most recently, he served as the non-executive chairman of the board of directors of Xerox Corporation and was an operating partner of the San Francisco-based private equity firm Friedman, Fleischer & Lowe. From 1972 to 2000, Mr. Keegan held various marketing, financial and managerial posts at Eastman Kodak, except for a two-year period from 1995 to 1997 when he worked as an executive vice president of the Avery Dennison Corporation. Mr. Keegan serves on the board of directors of Duke University’s Fuqua Business School, Graybeard Distillery, the Heart Center of Duke University and the Duke Health Board of Visitors. Mr. Keegan is a partner of L&K Properties of North Carolina, LLC. We believe that Mr. Keegan’s broad business experience, executive leadership expertise and extensive knowledge of financial and operational matters qualifies him to serve on our board of directors.

Continuing Directors

Name of Director	Age	Principal Occupation	Director Since
Class I Directors:
John Palmour, Ph.D. (1)(3)	58	Vice President and Chief Technology Officer, Wolfspeed, a Cree, Inc. company	2010
Paula Brown Stafford (4)	55	President and Chief Operating Officer, Novan, Inc.	2017
Eugene Sun (3)(4)	60	Senior Vice President of Research and Development, TB Alliance	2018

Class II Directors:
Robert A. Ingram (3)	76	General Partner, Hatteras Venture Advisors III, LLC	2011
G. Kelly Martin	60	Chief Executive Officer, Novan, Inc.	2015
Machelle Sanders (2)(4)	56	Secretary of the N.C. Department of Administration	2017

(1)	Member of our audit committee

(2)	Member of our compensation committee

(3)	Member of our nominating and corporate governance committee

(4)	Member of our science and technology committee
John Palmour has served as a member of our board of directors since 2010. Since 1987, Dr. Palmour has worked at Cree, Inc., a company he co-founded and for which he currently serves as Vice President and the Chief Technology Officer of the Wolfspeed Division. Dr. Palmour served on Cree’s board of directors from 1995 to 2010. He is currently on the board of directors of Goodzer, Inc., a privately held company focused on local services Internet advertising. We believe that Dr. Palmour’s significant experience and leadership in the technology field and the advancement of innovation to broad-scale product commercialization qualifies him to serve on our board of directors.
Paula Brown Stafford is the President and Chief Operating Officer for Novan after serving as our Chief Development Officer since March 2017 and as a member of our board of directors since August 2017. Prior to joining Novan, Ms. Stafford held various roles of increasing importance at Quintiles Transnational Holdings Inc. (now IQVIA Holdings Inc.), a leading multinational provider of biopharmaceutical development services and commercial outsourcing services, since 1985, including serving as President of Clinical Development from 2010 to 2015, where she was responsible for all Phase I-IV clinical development operations globally and served on the Quintiles Executive Committee. Ms. Stafford also serves as a director of Health Decisions, Inc., a contract research organization for women’s health and diagnostics, serves as an adjunct professor in Public Health Leadership at the Gillings School of Global Public Health at the University of North Carolina, Chapel Hill, and operates her own third-party consulting business. We believe that Ms. Stafford’s extensive experience and leadership in clinical research and pharmaceutical product development qualifies her to serve on our board of directors.
Eugene Sun has served as a member of our board of directors since 2018. Dr. Sun currently serves as Senior Vice President of Research and Development at the TB Alliance, a not-for-profit organization dedicated to the discovery, development and delivery of drugs for the treatment of tuberculosis. He was previously Senior Medical Advisor to the Biomedical Advanced Research and Development Authority within the U.S. Department of Health and Human Services. Dr. Sun served as the Chief Executive Officer for Melinta Therapeutics, Inc., a biopharmaceutical company focused on antibiotics, from 2015 to 2017 and as its Executive Vice President from 2013 to 2015. Prior to joining Melinta, Dr. Sun served for 17 years and held senior positions at Abbott Laboratories, a multinational health care company, most recently as Corporate Vice President, Global Pharmaceutical Clinical Development. From 2001 to 2007, Dr. Sun served on the FDA Antiviral Drugs Advisory Committee, a panel of independent infectious disease experts. We believe that Dr. Sun’s extensive experience and leadership in clinical research and pharmaceutical product development qualifies him to serve on our board of directors.

Robert A. Ingram is the Chairman of our board of directors and has served as a member of our board of directors since 2011. Since 2007, he has been a general partner at Hatteras Venture Advisors III, LLC, a venture capital firm. Prior to Hatteras Venture Advisors, Mr. Ingram held the roles of Chief Executive Officer and Chairman of the Board of GlaxoWellcome until his retirement in 2009 when he became the Strategic Advisor to the Chief Executive Officer, GlaxoSmithKline Plc. Mr. Ingram retired as Chairman of the board of directors of Cree, Inc., in August 2018, having served on its board of directors for 10 years. Mr. Ingram currently serves as Chairman of the board of directors of BioCryst Pharmaceuticals, Inc., HBM Healthcare Investments and Selenity Pharmaceuticals, Inc. (formerly Viamet Pharmaceuticals Inc.), a private company focused on endocrine and neurologic disorders. We believe that Mr. Ingram’s significant experience and leadership in the pharmaceutical industry qualifies him to serve as chairman of our board of directors.
G. Kelly Martin has served as our Chief Executive Officer since April 2018, previously served as our interim Chief Executive officer beginning in June 2017 and has served as a member of our board of directors since 2015. Mr. Martin served as the Chief Executive Officer of Malin Corporation PLC, a life sciences investment company, from August 2015 to October 2017. Previously, he served as the Chief Executive Officer of Elan Corporation PLC, a biotechnology company, from February 2003 to December 2013. Before joining Elan, Mr. Martin spent more than 20 years at Merrill Lynch & Co., Inc. where he held a broad array of operating and executive responsibilities. Mr. Martin also serves as an executive and non-executive director on a number of public and private company boards and is a co-founder and director of Brandon Point Industries. We believe that Mr. Martin’s service as our Chief Executive Officer together with his extensive executive experience qualifies him to serve on our board of directors.
Machelle Sanders joined our board of directors in September 2017 and is a seasoned executive with over 29 years of progressive pharmaceutical and biotechnology experience. Ms. Sanders is currently serving as the Secretary of the N.C. Department of Administration, appointed by Governor Roy Cooper. In the private sector, Ms. Sanders was most recently responsible for the pharmaceutical operations and technology operational strategy at Biogen, Inc., a multinational biotechnology company, as vice president of quality assurance and vice president of manufacturing and general manager from 2009 to 2015. Ms. Sanders has also held leadership positions in manufacturing, global quality assurance and quality control at Biogen, Inc., Purdue Pharmaceuticals, a pharmaceutical company, and Diosynth-Akzu Nobel, a company that develops and offers manufacturing processes for active ingredients for pharmaceutical companies. We believe that Ms. Sanders’s broad and extensive knowledge of pharmaceutical manufacturing and quality systems and leadership experience qualifies her to serve on our board of directors.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

CORPORATE GOVERNANCE MATTERS
Novan is strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders.
Corporate Governance Guidelines
Our board of directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions and other policies for the governance of the Company. Our Corporate Governance Guidelines are available without charge on the “Corporate Governance” page of the “Investor Relations” section of our website, which may be accessed by navigating to http://investors.novan.com/, by clicking the link under “Corporate Governance” and then by clicking on “Corporate Governance Guidelines” under “Governance Documents.” Our nominating and corporate governance committee reviews the Corporate Governance Guidelines periodically and recommends changes to our board of directors as warranted. The reference to our website does not constitute incorporation by reference of the information contained on or available through our website, and you should not consider it to be a part of this proxy statement.
Board Leadership Structure
The board’s leadership structure is a separate chairman of the board of directors and chief executive officer. Mr. Robert A. Ingram was appointed as our chairman in February 2016. The chairman has authority, among other things, to call and preside over board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the board. Accordingly, the chairman has substantial ability to shape the work of the board. The board believes that separation of the positions of chairman and chief executive officer reinforces the independence of the board in its oversight of the business and affairs of Novan and is appropriate for Novan. In addition, the board believes that having an independent chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the board believes that having an independent chairman can enhance the effectiveness of the board as a whole. In June 2017, the board also appointed W. Kent Geer to serve as its Lead Independent Director.
Role of Board in Risk Oversight
The audit committee of our board is primarily responsible for overseeing our risk management on behalf of our board. Our audit committee receives reports from management on at least a quarterly basis regarding our assessment of risks. In addition, our audit committee reports regularly to our board, which also considers our risk profile. Our audit committee and our board focus on the most significant risks we face and our general risk-management strategies. While our board oversees our risk management, management is responsible for day-to-day risk-management processes.
Our board regularly reviews information regarding our credit, liquidity and operations, as well as risks associated with each. Each committee of the board of directors meets in executive session with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus. Our audit committee oversees management of financial risks. Our compensation committee oversees the management of risks related to our executive compensation plans and arrangements. Our nominating and corporate governance committee manages risks associated with the independence of our board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board is regularly informed through committee reports about such risks.
Independence of Directors
Our common stock is listed on The Nasdaq Global Market. Under the listing requirements and rules of The Nasdaq Global Market, independent directors must comprise a majority of our board of directors, and each member of our audit committee, compensation committee and nominating and governance committee must be independent. Under the rules of The Nasdaq Global Market, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Audit committee members must also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of a company’s audit committee, the company’s board of directors or any other board committee, (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that Robert A. Ingram, W. Kent Geer, Robert J. Keegan, John Palmour, Machelle Sanders and Eugene Sun do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the listing requirements and rules of The Nasdaq Global Market. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.
Our board of directors has also determined that W. Kent Geer, Robert J. Keegan and John Palmour, each of the three members of our audit committee, satisfy the independence standards for our audit committee established by applicable SEC rules and the listing standards of The Nasdaq Global Market and Rule 10A-3.
Our board of directors has also determined that Robert J. Keegan, W. Kent Geer and Machelle Sanders, each of the three members of our compensation committee, satisfy the independence standards for our compensation committee established by applicable SEC Rules and the listing standards of The Nasdaq Global Market, taking into consideration all factors specified in the applicable standards.
Our board of directors has also determined that Robert A. Ingram, John Palmour and Eugene Sun, each of the three members of our nominating and corporate governance committee, are independent within the meaning of the applicable listing standards of The Nasdaq Global Market.
Board Committees
Our board of directors has established an audit committee, a compensation committee, a nominating and corporate governance committee and a science and technology committee. The science and technology committee was formed in February 2018 to oversee and advise our board of directors on the strategic direction and medical applications of Novan’s proprietary nitric oxide-based technology. Our board of directors may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors.
Audit Committee
Our audit committee consists of W. Kent Geer, Robert J. Keegan and John Palmour. The chair of our audit committee is W. Kent Geer, who our board of directors has determined is an “audit committee financial expert,” as that term is defined by the SEC rules implementing Section 407 of the Sarbanes-Oxley Act, and possesses financial sophistication, as defined under the listing standards of The Nasdaq Global Market. Our board of directors has also determined that each member of our audit committee can read and understand fundamental financial statements in accordance with applicable SEC and Nasdaq requirements. To arrive at these determinations, the board of directors has examined each audit committee member’s scope of experience and the nature of his experience in the corporate finance sector.
The responsibilities of our audit committee include:

•	appointing, approving the compensation of and assessing the independence of our registered public accounting firm;

•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	discussing our risk management policies;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules.

Compensation Committee
Our compensation committee consists of Robert J. Keegan, W. Kent Geer and Machelle Sanders. The chair of our compensation committee is Robert J. Keegan.
The responsibilities of our compensation committee include:

•	reviewing and approving, or recommending that our board of directors approve, the compensation of our chief executive officer and our other executive officers;

•	reviewing and recommending to our board of directors the compensation of our directors;

•	selecting independent compensation consultants and advisers and assessing whether there are any conflicts of interest with any of the committee’s compensation advisers;

•	reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans;

•	administering incentive compensation and equity-based plans; and

•	overseeing the management of risks related to executive compensation plans.
Our compensation committee reviews and approves, or recommends for our board’s approval, the compensation of our chief executive officer and our other executive officers. Our compensation committee meets without the presence of executive officers when approving or deliberating on the compensation of our chief executive officer but may, in its discretion, invite our chief executive officer to be present during the approval of, or deliberations with respect to, compensation for our other executive officers. Our compensation committee also periodically reviews and makes recommendations to our board of directors regarding the compensation of our directors. Our compensation committee may form and delegate authority to one or more subcommittees as it deems appropriate from time to time.
Our compensation committee has the authority, in its sole discretion, to retain or obtain the advice of such compensation consultants, legal counsel or other advisors as it deems necessary or appropriate. Our compensation committee has engaged an external compensation consultant, Pay Governance, to evaluate our executive compensation program and practices and to provide advice and ongoing assistance on executive compensation matters. Specifically, for the 2018 fiscal year, Pay Governance assisted the compensation committee with the following:

•	designing and analyzing relevant market practice in connection with implementing the Performance Plan;

•	reviewing and assessing appropriate compensation levels for our chief executive officer, including contemplating the transition of our chief executive officer from interim to permanent status; and

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analyzing our compensation program for our board of directors, along with our ongoing compensation philosophy and equity award strategy, including identifying for discussion any potential changes or enhancements to be brought to the attention of the compensation committee.

Other than the services described above, for which we were billed a total of approximately $63,000 in 2018, Pay Governance has not provided us or our compensation committee with any other services for the year ended December 31, 2018. Representatives of Pay Governance attend regular meetings of the compensation committee, including independent director sessions from time to time without any members of management present. Pay Governance works directly with our compensation committee, and not on behalf of management, to assist the committee in satisfying its responsibilities and will undertake no projects for management without the committee’s prior approval. Our compensation committee has determined that Pay Governance does not have any conflicts of interest in advising the compensation committee under applicable SEC and Nasdaq rules and regulations.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Robert A. Ingram, John Palmour and Eugene Sun. The chair of our nominating and corporate governance committee is Robert A. Ingram.
The responsibilities of our nominating and corporate governance committee include:

•	identifying persons qualified to become members of our board;

•	recommending to our board the persons to be nominated for election as directors and for appointment to each of the board’s committees;

•	reviewing and making recommendations to our board with respect to management succession planning;

•	developing and recommending to our board corporate governance principles; and

•	overseeing a periodic evaluation of our board.
Our nominating and corporate governance committee identifies individuals as candidates to serve on the board of directors and selects, or recommends that the board of directors select, the nominees for all directorships to be filled by the board of directors or by our stockholders at an annual or special meeting. In evaluating the suitability of individual candidates, our nominating and corporate governance committee may take into account many factors, including, among others, personal and professional integrity, ethics and values, experience in corporate management, strong finance experience, practical and mature business judgment, experience relevant to the Company’s industry, experience as a board member or executive officer of another publicly held company, relevant academic expertise or other proficiency in an area of the Company’s operations, diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members and diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience. Neither our board of directors nor our nominating and corporate governance committee has developed a policy with respect to diversity in identifying nominees for director, other than to consider diversity when assessing nominees. Our nominating and corporate governance committee evaluates each person in the context of the board of directors as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the nominating and corporate governance committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the board of directors.
Our nominating and corporate governance committee will consider stockholder recommendations of candidates on the same basis as it considers all other candidates. Stockholder recommendations should be submitted to us under the procedures discussed in “Stockholder Communications with the Board,” and should include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information and a description of the proposed nominee’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Science and Technology Committee
Our science and technology committee consists of Eugene Sun, Machelle Sanders and Paula Brown Stafford. The chair of our science and technology committee is Eugene Sun.
The responsibilities of our science and technology committee include:

•	reviewing and advising our board of directors on the overall strategy, direction and effectiveness of our research and development programs;

•	identifying emerging science and technology issues and trends relevant to and in alignment with our strategy and on areas that are important to the success of our research and development activities;

•	reviewing and making recommendations to our board of directors and management with respect to our clinical pipeline;

•	assessing and advising our board of directors on the overall quality and expertise of our medical and scientific talent; and

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assessing and advising our board of directors on the quality and competitiveness of our research and development programs and technology initiatives from a scientific perspective, including associated risk profile.

The science and technology committee works in consultation with management to assist our board of directors in overseeing and advising our board of directors on the strategic direction and medical applications of our proprietary nitric oxide-based technology.
Compensation Committee Interlocks and Insider Participation
During the fiscal year ended December 31, 2018, Robert J. Keegan, W. Kent Geer and Machelle Sanders served on our compensation committee. None of the members of our compensation committee has ever been an officer or employee of Novan. None of the members were parties to any related party transaction with Novan during the year ended December 31, 2018. None of our executive officers serves, or has served during the last fiscal year, as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our compensation committee.
Board and Committee Meetings and Attendance
The board and its committees meet throughout the year on a set schedule and also hold special meetings and act by written consent from time to time. During 2018:

•	our board held 13 meetings;

•	our audit committee held 10 meetings;

•	our compensation committee held 9 meetings; and

•	our nominating and corporate governance committee held 2 meetings.
All directors attended at least 75% of the aggregate number of the meetings of the board and the committees on which they served. We do not have a stated policy regarding director attendance at annual stockholder meetings, but strongly encourage our directors to attend each such meeting. At our 2018 Annual Meeting of Stockholders, each of our directors as of that date was present.
As required under applicable Nasdaq listing standards, in 2018, Novan’s independent directors met in regularly scheduled executive sessions at which only independent directors were present.
Stockholder Communications with the Board
Stockholders who wish to communicate with the board may do so by sending written communications to our Corporate Secretary addressed as follows: Novan, Inc., Attn: Corporate Secretary, 4105 Hopson Road, Morrisville, NC 27560, or via email to annualmeeting@novan.com. The communications will be reviewed by the Corporate Secretary. The Corporate Secretary will forward such communication to the board or to any individual director to whom the communication is addressed unless the communication is unduly frivolous, hostile, threatening or similarly inappropriate, in which case the Corporate Secretary shall discard the communication.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and other employees. Our Code of Business Conduct and Ethics is available on the “Corporate Governance” page of the “Investor Relations” section of our website, which may be accessed by navigating to http://investors.novan.com/, by clicking the link under “Corporate Governance” and then by clicking on “Code of Business Conduct and Ethics” under “Governance Documents.” We intend to post on our website and (if required) file on Form 8-K all disclosures that are required by applicable law, the rules of the SEC or the Nasdaq listing standards, concerning any amendment to, or waiver from, our Code of Business Conduct and Ethics. However, the reference to our website does not constitute incorporation by reference of the information contained on or available through our website, and you should not consider it to be a part of this proxy statement.

PROPOSAL 2
APPROVAL OF AMENDMENT TO 2016 INCENTIVE AWARD PLAN
The Company’s stockholders are being asked to approve amendments to the Novan, Inc. 2016 Incentive Award Plan, as amended and restated (the “Original 2016 Plan”) to (a) increase the number of shares of the Company’s common stock reserved for issuance under the 2016 Plan by 1,000,000 shares and (b) increase the limit on the number of awards that may be granted to any one person in any year. The amendment to the Original 2016 Plan is attached as Appendix A to this proxy statement as an amended and restated version of the 2016 Plan, which we refer to herein as the “Amended 2016 Plan,” and together with the Original 2016 Plan, the “2016 Plan.”
In August 2018, we reached agreement with Mr. Martin on the terms of his employment as our Chief Executive Officer, after Mr. Martin had performed the duties and responsibilities of our Chief Executive Officer beginning with his appointment as interim Chief Executive Officer in June 2017 but received compensation only for his services as a director under our non-employee director compensation policy. In connection with entering into his employment agreement, Mr. Martin was awarded 1,000,000 premium-priced stock appreciation rights, or SARs, with an exercise price of $3.80 and a vesting date of February 1, 2020, or the SAR Award. This SAR Award is a performance-based award, and our board of directors set the exercise price at a premium, meaning that the exercise price was greater than the stock price on the date of grant, which was $2.50. Accordingly, Mr. Martin will not derive any value from the SAR Award unless the fair market value of our common stock exceeds $3.80 on the date of exercise. This SAR Award, together with Mr. Martin’s contingent, performance-based minimum bonus amount under the Performance Plan, was implemented by our compensation committee in lieu of a stock option or other form of equity grant and targeted to be commensurate with an equity position typically granted to the chief executive officer of comparable life sciences companies.
The SAR Award was granted by our board of directors on a contingent basis and will be considered irrevocably forfeited and voided in full if we fail to obtain stockholder approval of this amendment to the 2016 Plan. If such approval is not obtained from our stockholders prior to February 1, 2020, we will be required to pay Mr. Martin the cash equivalent of the value of the SARs under the terms of his employment agreement in equal monthly installments over an eighteen month period commencing in March 2020. The SAR Award will entitle Mr. Martin to a payment equal to the fair market value of one share of our common stock on the date of exercise less the exercise price of $3.80 per share. Provided there are sufficient shares available under the 2016 Plan, our board of directors will have discretion to make such payment in cash, shares of common stock or a combination of both. The SARs will vest in full on February 1, 2020 and will be deemed automatically exercised and settled as of February 1, 2020, provided Mr. Martin remains continuously employed with us through such date unless vesting is otherwise expressly accelerated pursuant to the SAR Award.
Our board of directors has adopted the amendments to the 2016 Plan subject to stockholder approval at the Annual Meeting, and our board of directors is seeking approval of the Amended 2016 Plan in order to provide sufficient shares under the 2016 Plan so that our board of directors has the ability and flexibility to deliver any payout or some portion of any payout pursuant to the SAR Award in stock to better align such awards with stockholders’ interests than cash payments would.
Additionally, the SAR Award was granted by our board of directors contingent upon receiving stockholder approval of this amendment to the 2016 Plan in order to enable payment of the SARs to Mr. Martin while leaving the current remaining shares authorized under the 2016 Plan available for further recruitment and retention of key personnel. Our board of directors and our compensation committee believe the 2016 Plan, together with the Company’s Performance Plan, provides a means to attract and retain qualified individuals to perform services for the Company by providing incentive compensation for such individuals that is linked to the growth and profitability of the Company and increases in stockholder value, and aligning the interests of such individuals with the interests of our stockholders through opportunities for equity participation in the Company.
Proposed Amendment to the 2016 Plan
The 2016 Plan is proposed to be amended to increase the number of shares authorized for issuance under the 2016 Plan to authorize sufficient underlying common shares under Mr. Martin’s SAR Award, while also ensuring that the current remaining shares authorized by stockholders under the 2016 Plan remain available for issuance under the 2016 Plan in order to allow the Company to continue to use equity incentives to attract and retain the services of key individuals and other personnel essential to the Company’s long-term growth and financial success. As contemplated under the employment agreement with Mr. Martin, our compensation committee proposes to increase the number of shares of the Company’s common stock reserved for issuance under the 2016 Plan from 2,033,333 to 3,033,333.

The 2016 Plan is also proposed to be amended to increase the limit on the number of awards that may be granted to any one person in any year. This limit had been put in place in the Original 2016 Plan to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as Section 162(m). The Tax Cuts and Jobs Act of 2017 eliminated the performance-based compensation exception under Section 162(m). Accordingly, these changes will revise language in the 2016 Plan that limited the number of awards that may be granted to any one person in any year, which had been included to allow us to qualify certain compensation as “performance-based compensation” under Section 162(m). To be clear, as a part of good governance, we are maintaining the individual limit (albeit at an increased level to reflect current circumstances) despite it no longer being required under Section 162(m). We have also retained performance measures as part of good corporate governance.
Reasons Why You Should Vote in Favor of the Approval of the Amendment to the 2016 Plan
As noted previously, in connection with entering into an employment agreement with Mr. Martin, Mr. Martin was awarded 1,000,000 premium-priced SARs with an exercise price of $3.80 and a vesting date of February 1, 2020, or the SAR Award. The SARs were granted by our board of directors on a contingent basis and shall be considered irrevocably forfeited and voided in full if we fail to obtain stockholder approval of this amendment to the 2016 Plan that authorizes sufficient underlying common shares for the SARs. If such approval is not obtained from our stockholders prior to February 1, 2020, we will be required to pay Mr. Martin the cash equivalent of the value of the SARs under the terms of his employment agreement in equal monthly installments over an eighteen month period commencing in March 2020. The SARs entitle Mr. Martin to a payment (in cash, shares of common stock or a combination of both) equal to the fair market value of one share of our common stock on the date of exercise less the exercise price of $3.80 per share. The SARs will vest in full on February 1, 2020 and will be deemed automatically exercised and settled as of February 1, 2020, provided Mr. Martin remains continuously employed with us through such date unless vesting is otherwise expressly accelerated pursuant to the SAR Award. If approved by stockholders, the Amended 2016 Plan would provide our board of directors the ability and flexibility to deliver any payout or some portion of any payout pursuant to the SAR Award in stock to better align such awards with stockholders’ interests as compared to a payout only in cash. If the Amended 2016 Plan is not approved by our stockholders and we are required to pay Mr. Martin the cash equivalent of the value of the SARs under the terms of his employment agreement, we may be required to delay, defer, or reduce our cash expenditures in other areas.
Additionally, we believe the 2016 Plan, as proposed to be amended, is essential to our future success and encourage stockholders to vote in favor of approval of amending the 2016 Plan. The 2016 Plan is the only plan under which we may make equity awards. We need to have the ability to make grants of equity incentives in order to attract and retain key individuals and other personnel essential to the Company’s long-term growth and financial success. Additionally, the use of equity compensation as a component of our compensation program creates an employee ownership culture that aligns the interests of employees with stockholders and focuses employees’ attention on creating long-term value, since the awards are subject to vesting and/or performance conditions and only have value if the share price increases in the future. In 2018, our board of directors adopted the Performance Plan, which is a performance-based long-term incentive plan designed to tie long-term employee incentive compensation to specific, significant increases in our underlying common stock price, to serve as our primary means for providing incentive compensation to our employees. However, to date, our board of directors has not approved the reservation of any shares for issuance under the Performance Plan and has not requested that our stockholders approve the reservation of any shares for issuance under the Performance Plan; therefore, no equity may be issued under the Performance Plan. Accordingly, while our Performance Plan focuses on long-term value creation to further align the interests of employees with stockholders, it is not structured to result in an ownership interest. The Amended 2016 Plan will authorize sufficient underlying common shares for Mr. Martin’s SAR Award while also ensuring that the current remaining shares previously authorized by stockholders under the 2016 Plan remain available for issuance under the 2016 Plan, which will allow us to continue to use equity incentives, as necessary, to attract and retain the services of key individuals and other personnel essential to the Company’s long-term growth and financial success and incentivize creating stockholder value.

As of May 31, 2019, there remained 767,110 shares available for future awards under the 2016 Plan. If the amendment is approved, the number of shares available for future awards under the 2016 Plan would increase by 1,000,000 shares, and there would be a total of 1,767,110 shares available for future awards under the 2016 Plan. As of May 31, 2019, there were a total of 1,326,300 shares subject to outstanding option awards under the Novan, Inc. 2008 Stock Plan, or the 2008 Plan, and 2016 Plan (with a weighted average exercise price of $4.64 and a weighted average remaining term of 8.24 years). These 1,326,300 outstanding option awards, when combined with 1,767,110 shares available for future awards (assuming the amendment is approved by our stockholders), would result in a total of 3,093,410 common shares are reserved under our equity compensation plans (the 2008 Plan and 2016 Plan). For additional information regarding outstanding awards under our equity compensation plans, please refer to the section below entitled “Equity Compensation Plans.”

Description of the 2016 Plan
The following is a description of the 2016 Plan as proposed to be amended. This description is merely a summary of material provisions of the 2016 Plan and is qualified by the full text of the 2016 Plan as proposed to be amended as filed as Appendix A to our definitive proxy statement filed with the SEC on June 21, 2019. The material terms of the 2016 Plan are summarized below.
Eligibility and Administration.    Our employees, consultants and directors, and employees, consultants and directors of our subsidiaries will be eligible to receive awards under the 2016 Plan. The 2016 Plan is administered by our board with respect to awards to non-employee directors and by our compensation committee with respect to other participants, each of which may delegate its duties and responsibilities to committees of our directors or officers (referred to collectively as the plan administrator below), subject to certain limitations that may be imposed under Section 16 of the Exchange Act or stock exchange rules, as applicable. The plan administrator has the authority to make all determinations and interpretations under, prescribe all forms for use with and adopt rules for the administration of the 2016 Plan, subject to its express terms and conditions. The plan administrator also sets the terms and conditions of all awards under the 2016 Plan, including any vesting and vesting acceleration conditions.
Limitation on Awards and Shares Available.    The 2016 Plan currently provides for the award to eligible recipients of up to 2,033,333 shares of our common stock, which shares may be authorized but unissued shares or shares purchased in the open market. The 2016 Plan, as amended, will provide for the award to eligible recipients of up to 3,033,333 shares of our common stock. If an award under the 2016 Plan is forfeited, expires or is settled for cash, any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the 2016 Plan. However, the following shares may not be used again for grant under the 2016 Plan: (i) shares tendered or withheld to satisfy grant or exercise price or tax withholding obligations associated with an award; (ii) shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on its exercise; and (iii) shares purchased on the open market with the cash proceeds from the exercise of options.
Awards granted under the 2016 Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the 2016 Plan, except as may be required by applicable tax rules.
The maximum number of shares of our common stock that may be subject to one or more awards granted to any person pursuant to the 2016 Plan during any calendar year will be 250,000, and the maximum amount that may be paid under a cash award pursuant to the 2016 Plan to any one participant during any calendar year period will be $2,000,000. The sum of the grant-date fair value of equity-based awards and the amount of any cash-based awards granted to a non-employee director during any calendar year shall not exceed $500,000.
However, if this Proposal 2 is approved, the maximum number of shares of our common stock that may be subject to one or more awards granted to any person pursuant to the 2016 Plan during any calendar year will be increased to 1,000,000.
Awards. The 2016 Plan provides for the grant of stock options, including incentive stock options, or ISOs, and nonqualified stock options, or NSOs, restricted stock, dividend equivalents, stock payments, restricted stock units, or RSUs, performance shares, other incentive awards, SARs and cash awards. Certain awards under the 2016 Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the 2016 Plan are set forth in award agreements, which detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards generally will be settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.

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Stock Options. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance or other conditions.

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SARs. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction), and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance or other conditions.

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Restricted Stock, RSUs and Performance Shares. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met and that may be subject to a purchase price. RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. Performance shares are contractual rights to receive a range of shares of our common stock in the future, based on the attainment of specified performance goals in addition to other conditions that may apply to these awards. Conditions applicable to restricted stock, RSUs and performance shares may be based on continuing service, the attainment of performance goals or such other conditions as the plan administrator may determine.

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Stock Payments, Other Incentive Awards and Cash Awards. Stock payments are awards of fully vested shares of our common stock that may, but need not, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to anyone who is eligible to receive awards. Other incentive awards are awards other than those enumerated in this summary that are denominated in, linked to or derived from shares of our common stock or value metrics related to our shares and that may remain forfeitable unless and until specified conditions are met. Cash awards are cash incentive bonuses subject to performance goals.

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Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator. Dividend equivalents may not be paid on awards granted under the 2016 Plan unless and until such awards have vested.

Performance Awards.    The 2016 Plan allows us to grant stock-based performance awards. Performance awards may be granted, vest or be exercised based upon the attainment during a specified period of time of specified performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by our compensation committee. The compensation committee will establish the performance goals applicable to, and the formula for calculating the amount payable under, performance-based awards no later than the earlier of (a) the date 90 days after the commencement of the applicable performance period, and (b) the date on which 25% of the performance period has elapsed, and in any event at a time when the achievement of the applicable performance goals remains substantially uncertain. As soon as administratively practicable following the end of the performance period, the compensation committee will certify in writing the extent to which any performance goals and any other material terms under such award have been satisfied (other than in cases where such relate solely to the increase in the value of the common stock). Notwithstanding satisfaction of any completion of any performance goals, the number of shares of common stock, stock options, cash or other benefits granted, issued, retainable and/or vested under an award on account of satisfaction of such performance goals may be reduced by the compensation committee on the basis of such further considerations as the compensation committee, in its sole discretion, will determine.
Certain Transactions.    The plan administrator has broad discretion to take action under the 2016 Plan, as well as to make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. The plan administrator may make equitable adjustments with respect to: (i) the aggregate number and kind of shares that may be issued under the 2016 Plan (including, but not limited to, adjustments of the limitations on the maximum number and kind of shares which may be issued under the 2016 Plan and adjustments of the award limit); (ii) the number and kind of shares (or other securities or property) subject to outstanding awards; (iii) the terms and conditions of any outstanding awards (including, without limitation, any applicable performance targets or criteria, if any, to reflect certain changes in our capital structure with respect thereto); (iv) the grant or exercise price per share for any outstanding awards under the 2016 Plan; and (v) the number and kind of shares (or other securities or property) for which automatic grants are subsequently to be made to new and continuing non-employee directors. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the 2016 Plan and outstanding awards. In the event of a change in control of the Company (as defined in the 2016 Plan), to the extent that the surviving entity declines to continue, convert, assume or replace outstanding awards, then all such awards will become fully vested and exercisable in connection with the transaction. Upon or in anticipation of a change in control, the plan administrator may cause any outstanding awards to terminate at a specified time in the future and give the participant the right to exercise such awards during a period of time determined by the plan administrator in its sole discretion. Individual award agreements may provide for additional accelerated vesting and payment provisions.
Foreign Participants, Claw-Back Provisions, Transferability, and Participant Payments.    The plan administrator may modify award terms, establish subplans or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws or stock exchange rules of countries outside of the United States. All awards will be subject to the provisions of any claw-back policy implemented by us to the extent set forth in such claw-back policy or in the applicable award agreement. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the 2016 Plan are generally non-transferable prior to vesting and are exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2016 Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.
2016 Plan Amendment and Termination.    Our board may amend or terminate the 2016 Plan at any time; however, except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that increases the number of shares available under the 2016 Plan or the limit on the number of shares that may be granted or the amount that may be paid to a person in cash during a calendar year, “reprices” any stock option or SAR or cancels any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares. The 2016 Plan will terminate on April 13, 2026, unless sooner terminated.
Certain Federal Income Tax Consequences for Participants Subject to U.S. Tax Law
The following is intended only as a brief summary of the federal income tax rules relevant to the primary types of awards available for issuance under the 2016 Plan and is based on the terms of the Code as currently in effect. The applicable statutory provisions are highly technical and subject to change in the future (possibly with retroactive effect), as are their interpretations and applications. Because federal income tax consequences may vary as a result of individual circumstances, participants are encouraged to consult their personal tax advisors with respect to their tax consequences. The following summary is limited to U.S. federal income tax treatment. It does not address state, local, gift, estate, social security or foreign tax consequences, which may be substantially different. Certain 2016 Plan participants may be residents of foreign countries.
NSOs. A participant generally is not taxed upon the grant of an NSO, unless the NSO has a readily ascertainable fair market value (usually meaning that the NSO is traded on a securities market). However, the participant must recognize ordinary income upon exercise of the NSO in an amount equal to the difference between the NSO exercise price and the fair market value of the shares acquired on the date of exercise. If the participant is subject to suit under Section 16(b) of the Exchange Act (the short swing profits rule), the participant recognizes ordinary income in the amount by which the fair market value of the shares determined as of a later date exceeds the exercise price for the shares, with such later date being the earlier of (i) the expiration of six months from the date of exercise; or (ii) the first day on which the disposition of the shares would not subject the participant to suit under Section 16(b) of the Exchange Act, unless the participant makes a timely election under Section 83(b) of the Code (referred to as Section 83(b)), in which event the fair market value of the shares will be determined on the date of exercise. We generally will have a deduction in an amount equal to the amount of ordinary income recognized by the participant in our tax year during which the participant recognizes ordinary income.
Upon the sale of shares acquired pursuant to the exercise of an NSO, the participant will recognize capital gain or loss to the extent that the amount realized from the sale is different than the fair market value of the shares on the date of exercise (or, if the participant was subject to suit under Section 16(b) of the Exchange Act and did not make a timely election under Section 83(b), the fair market value on the delayed determination date, if applicable). This gain or loss will be long-term capital gain or loss if the shares have been held for more than one year after exercise.
ISOs. A participant is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares covered by the ISO on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If a participant holds the shares acquired upon exercise of an ISO for at least two years following the ISO grant date and at least one year following exercise, the participant’s gain, if any, upon a subsequent disposition of the shares is long-term capital gain. The amount of the gain is the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the ISO exercise price). If a participant disposes of shares acquired pursuant to exercise of an ISO before satisfying these holding periods, the participant will recognize both ordinary income and capital gain in the year of disposition. We are not entitled to a federal income tax deduction on the grant or exercise of an ISO or on the participant’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, we will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to the ordinary income recognized by the participant.
In order for an option to qualify as an ISO for federal income tax purposes, the grant of the option must satisfy various other conditions specified in the Code. In the event an option intended to be an ISO fails to qualify as an ISO, it will be taxed as an NSO as described above.
Restricted Stock Awards. A participant generally will recognize taxable ordinary income upon the receipt of a restricted stock award if the shares are not subject to a substantial risk of forfeiture. The income recognized will be equal to the fair market value of the shares at the time of receipt less any purchase price paid for the shares. If the shares are subject to a substantial risk of forfeiture, the participant generally will recognize taxable ordinary income when the substantial risk of forfeiture lapses. If the substantial risk of forfeiture lapses in increments over several years, the participant will recognize income in each year in which the substantial risk of forfeiture lapses as to an increment. If the participant cannot sell the shares without being subject to suit under Section 16(b) of the Exchange Act (the short swing profits rule), the shares will be treated as subject to a substantial risk of forfeiture. The income recognized upon lapse of a substantial risk of forfeiture will be equal to the fair market value of the shares determined as of the time that the substantial risk of forfeiture lapses less any purchase price paid for the shares. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant.
Alternatively, if the shares are subject to a substantial risk of forfeiture, the participant may make a timely election under Section 83(b) to recognize ordinary income for the taxable year in which the participant received the shares in an amount equal to the fair market value of the shares at that time. That income will be taxable at ordinary income tax rates. If a participant makes a timely Section 83(b) election, the participant will not recognize income at the time the substantial risk of forfeiture lapses with respect to the shares. At the time of disposition of the shares, a participant who has made a timely Section 83(b) election will recognize gain in an amount equal to the difference between the purchase price, if any, and the amount received on the disposition of the shares. The gain will be taxable at the applicable capital gains rate. If the participant forfeits the shares after making a Section 83(b) election, the participant is not entitled to a deduction with respect to the income recognized as a result of the election. To be timely, the Section 83(b) election must be made within 30 days after the participant receives the shares. The Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant at the time of the election.
RSUs. A participant generally is not taxed upon the grant of an RSU. Generally, if an RSU is designed to be paid on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, then the participant will recognize ordinary income equal to the amount of cash and the fair market value of the shares received by the participant, and we will be entitled to an income tax deduction for the same amount. However, if an RSU is not designed to be paid on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, the RSU may be deemed a nonqualified deferred compensation plan under Section 409A. In that case, if the RSU is designed to meet the requirements of Section 409A, then the participant will recognize ordinary income equal to the amount of cash and the fair market value of the shares received by the participant, and we will be entitled to an income tax deduction for the same amount. However, if the RSU is not designed to meet the requirements of Section 409A, the participant will be subject to ordinary income when the substantial risk of forfeiture lapses as well as an additional 20% excise tax, and additional tax could be imposed each following year.
SARs. A participant generally is not taxed upon the grant of a SAR. The participant will recognize taxable income at the time of exercise of the SAR in an amount equal to the amount of cash and the fair market value of the shares received upon settlement or exercise. However, if the participant is subject to suit under Section 16(b) of the Exchange Act (the short swing profits rule), the participant will recognize taxable income at the time of settlement or exercise, as applicable, in an amount equal to the amount of cash received at that time and the fair market value (determined as of the earlier of (i) the expiration of six months from the date of settlement or exercise, as applicable; or (ii) the first day on which the disposition of the shares would not subject the participant to suit under Section 16(b) of the Exchange Act, unless the participant makes a timely election under Section 83(b)) of the shares received upon such settlement or exercise. The income recognized will be taxable at ordinary income tax rates. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant. Any gain or loss recognized upon the disposition of the shares acquired pursuant to exercise of a SAR will qualify as long-term capital gain or loss if the shares have been held for more than one year after settlement or exercise.
Golden Parachute Payments. The terms of the agreement evidencing an award under the 2016 Plan may provide for accelerated vesting or accelerated payout of the award in connection with a change in ownership or control of Novan. In such event, certain amounts with respect to the award may be characterized as “parachute payments” under the golden parachute provisions of the Code. Under Section 280G of the Code, no federal income tax deduction is allowed to Novan for “excess parachute payments” made to “disqualified individuals,” and receipt of such payments subjects the recipient to a 20% excise tax under Section 4999 of the Code.

Benefits to Named Executive Officers and Others.
New Plan Benefits
In August 2018, in connection with entering into his employment agreement, Mr. Martin was awarded 1,000,000 premium-priced SARs with an exercise price of $3.80 and a vesting date of February 1, 2020, or the SAR Award. This SAR Award is a performance-based award that, together with Mr. Martin’s contingent, performance-based minimum bonus amount under the Performance Plan, was implemented by our compensation committee in lieu of a stock option or other form of equity grant and targeted to be commensurate with an equity position typically granted to the chief executive officer of comparable life sciences companies. The SARs were granted by our board of directors on a contingent basis and shall be considered irrevocably forfeited and voided in full if we fail to obtain stockholder approval of an amendment to the 2016 Plan that authorizes underlying common shares for the SARs. If such approval is not obtained from our stockholders prior to February 1, 2020, we will pay Mr. Martin the cash equivalent of the value of the SARs in equal monthly installments over an eighteen month period commencing in March 2020. The SARs entitle Mr. Martin to a payment (in cash, shares of common stock or a combination of both) equal to the fair market value of one share of our common stock on the date of exercise less the exercise price of $3.80 per share. The SARs will vest in full on February 1, 2020. The SARs will be deemed automatically exercised and settled as of February 1, 2020, provided Mr. Martin remains continuously employed with us through such date unless vesting is otherwise expressly accelerated pursuant to the SAR Award.
Any other future awards to eligible participants under the 2016 Plan are subject to the discretion of the compensation committee or board of directors and therefore are not determinable at this time.
Certain Historical Grants under the 2016 Plan
The following table sets forth with respect to each individual and group listed below the number of shares of common stock issued or issuable pursuant to stock options and SARs granted under the 2016 Plan since the 2016 Plan’s effectiveness on September 20, 2016, through May 31, 2019.
The table does not include grants made under any of our other compensation plans, including the 2008 Plan. Amounts reported are the gross number of shares underlying grants.

Name and Position	Number of Shares (1)
G. Kelly Martin, Chief Executive Officer	1,048,498
Paula Brown Stafford, President and Chief Operating Officer	220,047
Nathan Stasko, Former Chief Scientific Officer (2)	157,500
All current executive officers, as a group	1,306,045
All current directors who are not executive officers, as a group	346,310
Each nominee for election as director	136,996
All associates of any of the foregoing	-
All other persons who received or are to receive 5% of plan awards	126,665
All employees, including all current officers who are not executive officers, as a group	960,178

(1)	Number of Shares underlying stock options and SARs granted under the 2016 Plan.

(2)
Certain of the equity awards that have been granted to Dr. Stasko were granted under the 2008 Plan, prior to the effective date of the 2016 Plan. See “Executive Compensation and Related Information—Outstanding Equity Awards at Fiscal Year End” for further information regarding historical grants made to the named executive officers.

EQUITY COMPENSATION PLAN INFORMATION
The following table presents information as of December 31, 2018, with respect to compensation plans under which shares of our common stock may be issued. The category “Equity compensation plans approved by security holders” in the table below consists of the 2016 Plan and the 2008 Plan. The table does not include the contingent SARs we granted to Mr. Martin in August 2018, which shall be irrevocably forfeited and voided in full if we fail to obtain stockholder approval of an amendment to the 2016 Plan that authorizes underlying common shares for the SARs. The table also does not include the Performance Plan as no shares of our common stock have been authorized for issuance under that plan.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options		Weighted Average Exercise Price of Outstanding Options		Number of Securities Remaining Available for Future Issuances under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)		($)(b)		(c)
Equity Compensation Plans approved by security holders (4)	1,571,166	(1)	5.57	(2)	699,376	(3)
Equity Compensation Plans not approved by security holders (5)	100,500		3.15		-
Total	1,671,666		$5.42		699,376

(1)	Includes shares of common stock issuable upon exercise of outstanding options under the 2008 Plan – 243,909 shares; and the 2016 Plan – 1,327,257 shares.

(2)	The weighted-average remaining contractual term (in years) was 8.41.

(3)	Includes shares remaining for future issuance under the 2016 Plan.

(4)
During the first quarter of 2019, we issued equity compensation awards to our existing and newly hired employees, including certain of our officers, and certain equity compensation awards were forfeited or expired. As a result, as of March 31, 2019, there were 1,546,877 securities to be issued upon exercise of outstanding options, including 221,743 shares under the 2008 Plan and 1,325,134 shares under the 2016 Plan. These amounts do not include the contingent SARs we granted to Mr. Martin in August 2018, which shall be irrevocably forfeited and voided in full if we fail to obtain stockholder approval for an amendment to the 2016 Plan. The weighted average exercise price of outstanding options as of March 31, 2019, was $5.30, and the weighted average remaining contractual term (in years) was 8.33. As of March 31, 2019, there were 701,499 shares remaining for future issuance under the 2016 Plan.

(5)
In May 2018, we awarded nonstatutory stock options to purchase an aggregate of 100,500 shares of common stock to newly-hired employees, not previously employees or directors of Novan, as inducements material to the individuals’ entering into employment with us within the meaning of Nasdaq Listing Rule 5635(c)(4) (the “Inducement Grants”). The Inducement Grants have a grant date of May 31, 2018 and an exercise price of $3.15 per share. The Inducement Grants were awarded outside of the 2016 Plan, pursuant to Nasdaq Listing Rule 5635(c)(4), but have terms and conditions generally consistent with our 2016 Plan and vest over three years, with one-third of the award vesting on each annual anniversary of the employee’s employment commencement date, subject to the employee’s continued service as an employee through the vesting period. All 100,500 Inducement Grants were outstanding as of December 31, 2018.

Registration with the SEC
We intend to file a Registration Statement on Form S-8 relating to the issuance of the additional shares of common stock under the 2016 Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the amendment to the 2016 Plan by our stockholders.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has selected BDO USA, LLP as Novan’s independent registered public accounting firm for the fiscal year ending December 31, 2019 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. BDO USA, LLP has audited Novan’s financial statements since fiscal year 2018. Representatives of BDO USA, LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither Novan’s bylaws nor other governing documents or law require stockholder ratification of the selection of BDO USA, LLP as Novan’s independent registered public accounting firm. However, we are submitting the selection of BDO USA, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, our audit committee will reconsider the retention of that firm. Even if the selection is ratified, our audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Novan and its stockholders.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of BDO USA, LLP.
We have been advised by BDO USA, LLP that it is an independent registered public accounting firm with the Public Company Accounting Oversight Board, and that it complies with the auditing, quality control and independence standards and rules of the Public Company Accounting Oversight Board.
Change in Independent Auditor
In April 2018, our audit committee determined it to be in the best interest of Novan and our stockholders to select BDO USA, LLP to replace PricewaterhouseCoopers LLP, or PwC, as Novan’s independent registered public accounting firm beginning with the audit of Novan’s financial statements for the year ended December 31, 2018. PwC had audited the Novan’s financial statements since the fiscal year ended December 31, 2013.
PwC’s report on our annual financial statements for the fiscal years ended December 31, 2017 and December 31, 2016 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles; provided, however, that the report for the fiscal year ended December 31, 2017 included an explanatory paragraph related to the existence of substantial doubt about our ability to continue as a going concern.
During the fiscal years ended December 31, 2017 and December 31, 2016, and in the interim period from January 1, 2018 through April 13, 2018, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between us and PwC on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with any report prepared by PwC. Further, there have been no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).
We furnished a copy of the above disclosures to PwC and requested that PwC provide a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made above.
On April 12, 2018, our audit committee approved, and our board concurred with, the engagement of BDO USA, LLP as our independent registered public accounting firm to perform independent audit services, effective April 13, 2018. Neither we, nor anyone on our behalf, has consulted BDO USA, LLP regarding the application of accounting principles related to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements or as to any disagreement or reportable event as described in Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively, of Regulation S-K.

Principal Accountant Fees and Services
The following table represents the aggregate fees billed during the fiscal years ended December 31, 2018, and 2017, for services provided by BDO USA, LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2018.

	Fiscal Year Ended
	2018	2017
	(in thousands)
Audit Fees (1)	$257	$—
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$257	$—

(1)
Audit fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements, review of the interim consolidated financial statements, the issuance of consent and comfort letters in connection with registration statement filings with the SEC and all services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements.

All fees described above were approved by our audit committee.
Pre-Approval Policies and Procedures
Our audit committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of our audit committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of our audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.
Our audit committee has determined that the rendering of services other than audit services by BDO USA, LLP are compatible with maintaining the principal accountant’s independence.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD
During 2018, three independent, non-employee directors served on our audit committee: W. Kent Geer, Robert J. Keegan and John Palmour.
The principal purpose of our audit committee is to assist the board of directors in its oversight of Novan’s accounting and financial reporting processes and audits of Novan’s consolidated financial statements. Our audit committee is responsible for appointing, evaluating, retaining and, when necessary, terminating our independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm.
Management is responsible for Novan’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of Novan’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) to obtain reasonable assurance that Novan’s consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of such financial statements with accounting principles generally accepted in the United States.
In this context, the audit committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2018, with management and BDO USA, LLP. The audit committee has discussed with BDO USA, LLP the matters required to be discussed by PCAOB Auditing Standard 1301, Communications with Audit Committees. The audit committee has also received the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence.
Based on its review and discussions with management and the independent registered public accounting firm, the audit committee has recommended to the board of directors that the audited financial statements be included in Novan’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.
Submitted by the Audit Committee
W. Kent Geer, Chair
Robert J. Keegan
John Palmour

1 The information contained in the report of Novan’s audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Novan under the Exchange Act or the Securities Act of 1933 unless and only to the extent that Novan specifically incorporates it by reference.

EXECUTIVE OFFICERS OF THE COMPANY
The following table sets forth information regarding our executive officers as of May 31, 2019:

Name	Age	Position(s)
G. Kelly Martin	60	Chief Executive Officer and Director
Paula Brown Stafford	55	President, Chief Operating Officer and Director
John M. Gay	42	Vice President, Finance and Corporate Controller, Corporate Secretary
For information regarding Mr. Martin and Ms. Stafford, please refer to “Proposal 1—Election of Directors,” above.
John M. Gay is currently our Vice President of Finance and Corporate Controller and serves as our Principal Financial Officer and Corporate Secretary. He joined Novan in May of 2018 and previously held the position of Senior Director of Finance and Corporate Controller until his promotion to his current role in January 2019. Prior to Novan, Mr. Gay held previous director positions, including Director of SEC Reporting, with Valassis Digital and MaxPoint Inc., from May 2014 to April 2018. Mr. Gay also served as Corporate Controller of Furiex Pharmaceuticals, Inc. from June 2010 to May 2014, including from its initial listing on the NASDAQ stock market through the execution of an acquisition agreement of the company by Actavis plc (Forest Laboratories, Inc.) in an all-cash transaction valued at approximately $1.1 billion. Prior to joining Furiex Pharmaceuticals, Inc., Mr. Gay served as Audit Senior Manager and in other roles of increasing responsibilities at Deloitte and Arthur Andersen from September 2000 to May 2010. Mr. Gay is a certified public accountant and holds Bachelor’s degrees in Economics and History, and a Master of Accounting degree from the University of North Carolina at Chapel Hill.

EXECUTIVE COMPENSATION AND RELATED INFORMATION
This section discusses the material components of the executive compensation program with respect to the 2018 fiscal year for the individual who served as our principal executive officer during the year and our two other most highly compensated executive officers who were serving as executive officers as of December 31, 2018. We refer to these persons as our “named executive officers” elsewhere in this report.
Our named executive officers for the 2018 fiscal year were:

•	G. Kelly Martin, Chief Executive Officer;

•	Paula Brown Stafford, President and Chief Operating Officer; and

•	Nathan Stasko, Ph.D., Former President and Chief Scientific Officer
Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2018 and December 31, 2017.

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
G. Kelly Martin (5)	2018	$170,909		$560,000	(6)	$105,534	$593,010	$—	$30,522	$1,459,975
Chief Executive Officer	2017	—		—		—	100,000	—	38,125	138,125

Paula Brown Stafford (7)	2018	288,000	(8)	134,400	(9)	7,021	25,513	—	—	454,934
President and Chief Operating Officer	2017	171,467	(8)	118,315	(9)	—	491,540	60,000	33,000	874,322

Nathan Stasko (10)	2018	400,008		—		10,532	73,517	—	9,355	493,412
Former President and Chief Scientific Officer	2017	393,340		—		—	125,635	235,004	8,730	762,709

(1)
Amounts reflect the grant-date fair value of minimum bonus amounts established by our compensation committee for our named executive officers under our Tangible Stockholder Return Plan, which is a performance-based long-term incentive plan (the “Performance Plan”) that directly ties compensation to the performance of our common stock. Minimum bonus amounts under the Performance Plan are contingent and only become payable if the Company achieves the Performance Plan’s established share price targets of $11.17 and $25.45. See the section entitled “Narrative to Summary Compensation Table—Performance Plan” for a further description of the Performance Plan. Performance Plan minimum bonus award fair values are estimated using a Monte Carlo simulation approach in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 718, rather than the amounts payable to or realized by the named individual. For a discussion of the assumptions used to estimate the value of the Performance Plan awards made to our named executive officers, see Notes 1 and 11 in “Item 8. Financial Statements and Supplementary Data” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Use of Estimates—Share-Based Compensation” included in our Annual Report on Form 10-K filed with the SEC on March 27, 2019.

(2)
Amounts reflect the grant-date fair value of equity-based awards granted to our named executive officers, as applicable, including: (i) stock options in 2018 and 2017; and (ii) Stock Appreciation Rights (“SARs”) in 2018. Both stock option and SARs fair values are estimated using the Black Scholes Option Pricing Model in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. For a discussion of the assumptions used to estimate the value of the options and SARs made to our named executive officers, see Notes 1 and 10 in “Item 8. Financial Statements and Supplementary Data” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Use of Estimates—Share-Based Compensation” included in our Annual Report on Form 10-K filed with the SEC on March 27, 2019.

(3)
The Company did not award performance-based cash bonuses under the Company’s Senior Executive Annual Incentive Plan in 2018. For a description of the named executive officers’ annual bonus opportunities, please review the section entitled “Executive Compensation and Related Information—Narrative to Summary Compensation Table—Annual Bonuses.”

(4)
All other compensation includes matching contributions made under our 401(k) plan for Ms. Stafford and Dr. Stasko, premiums for executive life insurance, and a housing allowance for Mr. Martin. In addition, prior to Ms. Stafford’s commencement date as our Chief Development Officer, we made certain payments totaling approximately $33,000 to Habergeon LLC, where Ms. Stafford is managing director, for consulting services rendered.

(5)
Mr. Martin began serving as our Chief Executive Officer on an interim basis in June 2017, before being appointed as our Chief Executive Officer in April 2018. We did not pay Mr. Martin any executive compensation for his capacity as interim Chief Executive Officer, and the amounts shown in the All Other Compensation column include compensation paid pursuant to our non-employee director compensation policy through the second quarter of 2018.

(6)
The amount disclosed as bonus represents a one-time signing bonus in August 2018 in conjunction with the execution of Mr. Martin’s employment agreement following his April 2018 appointment as our Chief Executive Officer. In determining the amount of the one-time signing bonus, our compensation committee considered the fact that Mr. Martin received no executive compensation while serving as our interim Chief Executive Officer from June 2017 through April 2018, nor did he receive executive compensation from April 2018 until his employment agreement became effective in August 2018.

(7)
Ms. Stafford began serving as our Chief Development Officer on a part-time basis effective March 20, 2017 and became our President and Chief Operating Officer on a full-time basis effective January 2, 2019.

(8)
Ms. Stafford served as our Chief Development Officer on a part-time basis in 2018 and 2017 and received base compensation at a rate of $288,000, equivalent to 75% of $384,000 on a full-time basis. Ms. Stafford became our President and Chief Operating Officer on a full-time basis effective January 2, 2019 and entered into a new employment agreement effective January 29, 2019, as described in further detail within the section entitled “Arrangements with our Named Executive Officers—Arrangements with Paula Brown Stafford.”

(9)
The amount disclosed as bonus represents bonus compensation paid to Ms. Stafford in accordance with the terms of her executed 2017 offer letter, as amended, for her service as our Chief Development Officer.

(10)
On December 31, 2018, as contemplated by Dr. Stasko’s Employment Agreement to occur following the appointment of Mr. Martin as Chief Executive Officer, upon request of our board of directors, Dr. Stasko resigned from his positions as President and director of the Company. Dr. Stasko resigned from his position as our Chief Scientific Officer effective January 4, 2019.

Narrative to Summary Compensation Table
Elements of Compensation
During 2018, we compensated our named executive officers through a combination of base salary, cash bonuses, long-term performance-based awards under our Performance Plan and 2016 Incentive Award Plan and other perquisites and benefits as described below.
Annual Base Salaries
The named executive officers receive a base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. In 2018, we paid the following total base salaries:

•
Mr. Martin received $170,909 which reflects the prorated amount of Mr. Martin’s $480,000 annual salary, for services rendered from August 8, 2018 (the effective date of his employment agreement) through December 31, 2018. Prior to August 2018, Mr. Martin was compensated pursuant to our Non-Employee Director Compensation Policy and received no executive compensation from June 2017 through April 2018 while serving as the Chief Executive Officer on an interim basis, nor did he receive executive compensation from April 2018 until his employment agreement became effective in August 2018;

•	Ms. Stafford received $288,000 in accordance with the terms of her executed 2017 offer letter, as amended, which reflects the part-time equivalent to a full-time annual salary of $384,000; and

•	Dr. Stasko received $400,008 pursuant to his employment agreement.
Please see the section entitled “Executive Compensation and Related Information—Arrangements with our Named Executive Officers” for further description of each named executive officer’s employment arrangement, including those entered into with Ms. Stafford and Dr. Stasko in January 2019, subsequent to the period ended December 31, 2018.

Bonuses
Each named executive officer’s employment arrangement provided for certain cash bonuses, as described below:

•
Mr. Martin earned and received a one-time cash signing bonus of $560,000 in August 2018 in connection with the execution of his employment agreement and following Mr. Martin being named our permanent Chief Executive Officer in April 2018. In determining the amount of the one-time signing bonus, our compensation committee took into consideration the fact that Mr. Martin received no executive compensation from June 2017 through April 2018 while serving as the Chief Executive Officer on an interim basis, nor did he receive executive compensation from April 2018 until his employment agreement became effective in August 2018. Mr. Martin’s employment agreement does not provide for an annual target cash bonus opportunity under our Senior Executive Annual Incentive Plan.

•	Ms. Stafford earned cash bonuses of $134,400 during 2018 in accordance with the terms of her executed 2017 offer letter, as amended, for her service as our Chief Development Officer.

•
Dr. Stasko was eligible for a 2018 target bonus opportunity equal to 60% of his base salary, payable based on performance criteria. Dr. Stasko did not receive a bonus for 2018 due to his resignation as of January 4, 2019.

Please see the section entitled “Executive Compensation and Related Information—Arrangements with our Named Executive Officers” for further description of each named executive officer’s employment agreement, including agreements entered into with Ms. Stafford and Dr. Stasko in January 2019, subsequent to the period ended December 31, 2018.
Long-term Performance-based Compensation—Performance Plan
In August 2018, our board of directors approved and established the Performance Plan, which is a performance-based long-term incentive plan. The Performance Plan is intended to tie long-term employee incentive compensation to specific, significant increases in our underlying common stock price and thus directly aligns employee and stockholder objectives. Unlike our historical practice of providing long-term incentives to our employees through annual stock option grants under the 2016 Plan at the then-current market price of our common stock, the Performance Plan only provides for employees to receive long-term incentive compensation payments if the established stock price targets ($11.17 per share and $25.45 per share, subject to adjustment as described below) are achieved.
The core underlying metric of the Performance Plan is the achievement of two share price goals for our common stock, which if achieved, would represent measurable increases in stockholder value. The Performance Plan is intended to align the interests of plan participants with those of our stockholders in a manner that is intended to be constructive, direct and transparent, in that if we do not achieve one or both related distinct share price targets, no portion of the potential bonus pools will be distributed.
The Performance Plan is tiered, with two separate tranches, each of which has a distinct share price target (measured as the average publicly traded share price of our common stock on the Nasdaq stock exchange for a thirty consecutive trading day period) that will trigger a distinct fixed bonus pool. The share price target for the first tranche is $11.17 per share. The share price target for the second tranche is $25.45 per share. In August 2018, when the Performance Plan was approved and the share price targets were set by our board of directors, the closing price for our common stock ranged from $2.37 to $2.90. The related contingent bonus pools for the first and second tranches are $25.0 million and $50.0 million, respectively. Our compensation committee has discretion to distribute the bonus pool related to each tranche among eligible participants by establishing individual minimum bonus amounts before, as well as by distributing the remainder of the applicable pool after the achievement of each tranche specific share price target. Otherwise, if we do not achieve one or both related share price targets, as defined, prior to the Performance Plan’s expiration date of March 1, 2022, no portion of the bonus pools will be paid, including the established minimum bonus amounts. The share price targets will be adjusted in the event of any stock splits, cash dividends, stock dividends, combinations, reorganizations, reclassifications, or similar events. In addition, in the event of a change in control, a pro rata amount will be paid to participants.
The Performance Plan provides for the bonus pool to generally be paid in the form of cash. However, our compensation committee has discretion to pay any bonus award under the Performance Plan in the form of cash, shares of our common stock or a combination thereof, but only if our board of directors and stockholders approve the reservation of shares of our common stock for such payment. To date, our board of directors has not approved the reservation of any shares for issuance under the Performance Plan or requested that our stockholders approve any such reservation, and accordingly, no shares of our common stock may be issued thereunder unless and until such approvals occur.

The Performance Plan was effective immediately upon approval, expires on March 1, 2022, and covers all employees, including our executive officers, consultants and other persons deemed eligible by our compensation committee. If the Performance Plan’s share price targets are not achieved by the expiration date of March 1, 2022, no established bonus awards will be disbursed under the plan. The Performance Plan was subsequently amended and restated to reflect minor changes in the timing for establishing minimum bonus amounts.
Our compensation committee has established that our named executive officers will receive the following minimum bonus amounts under the Performance Plan if the share price targets are achieved:

•	In August 2018, our compensation committee established that Mr. Martin will receive the following minimum bonus amounts:

o
If the Performance Plan’s first share price target of $11.17 per share is achieved, Mr. Martin will receive a minimum bonus amount under the Performance Plan of $5,250,000. If the Performance Plan’s first share price target is not achieved, no bonus award will be disbursed.

o
If the Performance Plan’s second share price target of $25.45 per share is achieved and Mr. Martin is serving as our Chief Executive Officer, he will receive a minimum bonus amount of $10,500,000 or, if the Performance Plan’s second share price target of $25.45 per share is achieved and he is serving as a director but is no longer serving as our Chief Executive Officer, he will instead receive a minimum bonus amount of $8,000,000.

o	If the Performance Plan’s second share price target is not achieved or if Mr. Martin is not serving as either CEO or a director at the time the target is achieved, no bonus award will be disbursed.

o
Mr. Martin’s minimum bonus amount under the Performance Plan is a contingent, performance-based award that, together with Mr. Martin’s SAR Award (as defined below), was implemented by our compensation committee in lieu of a stock option or other form of equity grant and targeted to be commensurate with an equity position typically granted to the chief executive officer of comparable life sciences companies.

•
In November 2018, our compensation committee established that, if the Performance Plan’s first share price target of $11.17 per share is achieved, Ms. Stafford will receive a minimum bonus amount under the Performance Plan of $500,000. If the Performance Plan’s first share price target is not achieved, no bonus award will be disbursed. In January 2019, our compensation committee established that Ms. Stafford would be entitled to an additional minimum bonus amount of $250,000, bringing her total potential minimum bonus amount upon achievement of the first share price of $11.17 per share of common stock to $750,000.

•
Also in November 2018, our compensation committee established that, if the Performance Plan’s first share price target of $11.17 per share is achieved, Dr. Stasko would receive a minimum bonus amount under the Performance Plan of $750,000. However, our compensation committee has the ability under the Performance Plan to tie receipt of awards to employment or service obligations. Following his resignation in January 2019, Dr. Stasko is no longer entitled to any bonus amount under the Performance Plan.

Additionally, Mr. Martin and Ms. Stafford will also be eligible for consideration for a discretionary bonus under the Performance Plan to be determined by our compensation committee in connection with each share price target being earned.
Long-term Performance-based Compensation—2016 Incentive Award Plan
We currently sponsor the 2016 Incentive Award Plan, or the 2016 Plan, for purposes of granting stock options, SARs, and other equity-based instruments to our executive officers, directors and employees. Prior to establishment of the Performance Plan during 2018, we had historically awarded stock options under the 2016 Plan to executive officers and employees on an annual basis, subject to approval by our compensation committee. These annual grants to our executives and other employees were generally made in the first quarter of the subsequent fiscal year and represented the primary long-term incentive component of the employees’ overall compensation structure for the fiscal year.
Initial and promotion option grants to our executive officers are generally set forth in their employment agreements. These initial and promotion grants are the product of negotiation with the executive officer, but we generally seek to establish equity ownership levels that we believe are commensurate with the equity positions held by executive officers serving in similar roles at comparable biopharmaceutical companies. Stock option grants made to our executive officers include (i) time-based vesting awards with vesting provisions ranging from six months to three years and (ii) awards that have also included performance-based vesting conditions.

In August 2018, in connection with entering into his employment agreement, Mr. Martin was awarded 1,000,000 SARs with an exercise price of $3.80 and a vesting date of February 1, 2020, or the SAR Award. This SAR Award is a performance-based award that, together with Mr. Martin’s contingent, performance-based minimum bonus amount under the Performance Plan, was implemented by our compensation committee in lieu of a stock option or other form of equity grant and targeted to be commensurate with an equity position typically granted to the chief executive officer of comparable life sciences companies. The SARs were granted by our board of directors on a contingent basis and shall be considered irrevocably forfeited and voided in full if we fail to obtain stockholder approval of an amendment to the 2016 Plan that authorizes underlying common shares for the SARs. If such approval is not obtained from our stockholders prior to February 1, 2020, we will pay Mr. Martin the cash equivalent of the value of the SARs in equal monthly installments over an eighteen month period commencing in March 2020. The SARs entitle Mr. Martin to a payment (in cash, shares of common stock or a combination of both) equal to the fair market value of one share of our common stock on the date of exercise less the exercise price of $3.80 per share. The SARs will vest in full on February 1, 2020. The SARs will be deemed automatically exercised and settled as of February 1, 2020, provided Mr. Martin remains continuously employed with us through such date unless vesting is otherwise expressly accelerated pursuant to the SAR Award.
In January 2019, in connection with Ms. Stafford’s promotion to President and Chief Operating Officer and the execution of her employment agreement, Ms. Stafford received an option to purchase 55,000 shares of common stock.
Under the 2016 Plan, awards are not automatically accelerated upon a change in control. There is “double trigger” treatment of time-based awards, where they are accelerated only if termination without cause occurs within twelve months following a change in control, and performance-based awards are subject to the award agreement or our compensation committee’s discretion. Additional information regarding the effect of accelerated vesting upon a change in control with respect to our named executive officers is discussed below under “Executive Compensation and Related Information—Arrangements with our Named Executive Officers.”
Other Elements of Compensation
Retirement Plans
We currently maintain the Novan, Inc. 401(k) Plan, a defined contribution retirement savings plan, or the 401(k) Plan, for the benefit of our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers were eligible to participate in the 401(k) Plan on the same terms as our other full-time employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) Plan. In 2018, each participant in the 401(k) Plan was eligible to receive matching contributions of up to 3% of such participant’s gross wages. These matching contributions are fully vested after one full year of employment. We believe that providing a vehicle for retirement savings though our 401(k) Plan and making matching contributions adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers.
Employee Benefits and Perquisites
All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:

•	medical, dental and vision benefits;

•	medical and dependent care flexible spending accounts;

•	short-term and long-term disability insurance; and

•	life insurance.
In addition to the health and welfare benefits described above, our named executive officers participate in a company-paid executive life insurance plan. We generally do not provide any other perquisites to our named executive officers, except for certain travel and living expenses under our employment agreement with Mr. Martin, as described below.
We believe the benefits and perquisites described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.
No Tax Gross-Ups
We do not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by us.

Outstanding Equity Awards at Fiscal Year End
The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2018.

	Option Awards						Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Share)	Option Expiration Date	Equity Incentive Plan Awards: Number of unearned shares, units or other right that have not vested (#)	Equity Incentive Plan Awards: Payout value of unearned shares, units or other right that have not vested ($)
G. Kelly Martin	09/20/16	(1)	14,484	—	$11.00	09/19/26
Chief Executive Officer	06/05/17	(2)	34,014	—	4.64	06/04/27
	08/16/18	(3)	1,000,000	—	3.80	02/01/20
	08/08/18						(4)	$15,750,000	(5)

Paula Brown Stafford	03/20/17	(6)	54,000	—	6.53	03/20/27
President and Chief Operating Officer	08/25/17	(7)	30,500	—	4.27	08/14/27
	10/12/17	(8)	68,401	—	5.03	09/14/27
	02/12/18	(9)	3,711	8,435	3.03	02/11/28
	11/13/18						(4)	500,000	(10)

Nathan Stasko (11)	12/29/14	(12)	45,000	—	1.12	11/30/24
Former President and Chief Scientific Officer	02/29/16	(13)	113,333	6,667	15.20	02/28/26
	06/12/17	(14)	21,250	21,250	4.23	06/11/27
	07/06/17	(15)	—	80,000	3.82	07/05/27
	02/12/18	(16)	10,694	24,306	3.03	02/11/28
	11/13/18						(4)	750,000	(17)

(1)	The option was granted under the 2016 Plan and vests in four equal quarterly installments, with the first installment vesting on December 20, 2016.

(2)	The option was granted under the 2016 Plan and vests in four equal quarterly installments, with the first installment vesting on September 5, 2017.

(3)
The SARs were granted on a contingent basis by our board under the 2016 Plan and are subject to stockholder approval. The SARs vest will vest in full on February 1, 2020. See the section entitled “Executive Compensation and Related Information—Narrative to Summary Compensation Table—Long-term Performance-based Compensation—2016 Stock Plan” for further details regarding the SARs’ terms.

(4)
Minimum bonus amounts established by our compensation committee under the Performance Plan—the Performance Plan provides for the bonus pool to generally be paid in the form of cash, and awards are denominated in cash. Our compensation committee has discretion to pay any bonus award under the Performance Plan in the form of cash, shares of our common stock or a combination thereof, provided that our board and stockholders have approved the reservation of shares of our common stock for such payment.

(5)
The amount reflects the minimum bonus amount payable to Mr. Martin as of December 31, 2018 under the Performance Plan if the first share price target of $11.17 and second share price target of $25.45 per share is achieved. If the Performance Plan’s first share price target is not achieved, no bonus award will be disbursed under the Performance Plan. See “Executive Compensation and Related Information—Narrative to Summary Compensation Table—Long-term Performance-based Compensation—Performance Plan” for further information regarding the Performance Plan.

(6)	The option was granted under the 2016 Plan and vested six months from March 20, 2017.

(7)	The option was granted under the 2016 Plan and vested in four equal quarterly installments, with the first installment vesting on September 5, 2017.

(8)	The option was granted under the 2016 Plan and vested six months from October 12, 2017.

(9)	The option was granted under the 2016 Plan and vests in thirty-six equal monthly installments on the first day of each month following February 12, 2018.

(10)
The amount reflects the minimum bonus amount payable to Ms. Stafford as of December 31, 2018 under the Performance Plan if the first share price target of $11.17 per share is achieved. If the Performance Plan’s first share price target is not achieved, no bonus award will be disbursed. See “Executive Compensation and Related Information—Narrative to Summary Compensation Table—Long-term Performance-based Compensation—Performance Plan” for further information regarding the Performance Plan.

(11)
On December 31, 2018, as contemplated by Dr. Stasko’s Employment Agreement to occur following the appointment of Mr. Martin as Chief Executive Officer, upon request of our board of directors, Dr. Stasko resigned from his positions as President and director of the Company. Dr. Stasko resigned from his position as our Chief Scientific Officer effective January 4, 2019.

(12)
The option was granted under the Novan, Inc. 2008 Stock Plan, or the 2008 Plan, and vests in thirty-six equal monthly installments on the first day of each month following December 1, 2014. This option was forfeited and cancelled in early April 2019 following Dr. Stasko’s resignation from his position as our Chief Scientific Officer in early January 2019.

(13)
The option was granted under the 2008 Plan and vests in thirty-six equal monthly installments on the first day of each month following February 29, 2016. This option was forfeited and cancelled in early April 2019 following Dr. Stasko’s resignation from his position as our Chief Scientific Officer in early January 2019.

(14)
The option was granted under the 2016 Plan and vests in thirty-six equal monthly installments each month following June 12, 2017. This option was forfeited and cancelled in early April 2019 following Dr. Stasko’s resignation from his position as our Chief Scientific Officer in early January 2019.

(15)
The option was granted under the 2016 Plan and included vesting terms whereby the option would vest if and only if certain performance criteria were satisfied. This option was forfeited and cancelled in early April 2019 following Dr. Stasko’s resignation from his position as our Chief Scientific Officer in early January 2019.

(16)
The option was granted under the 2016 Plan and vests in thirty-six equal monthly installments each month following February 12, 2018. This option was forfeited and cancelled in early April 2019 following Dr. Stasko’s resignation from his position as our Chief Scientific Officer in early January 2019.

(17)
The amount reflects the minimum bonus amount payable to Dr. Stasko as of December 31, 2018 under the Performance Plan if the first share price target of $11.17 per share is achieved. Following his resignation in January 2019, Dr. Stasko is no longer entitled to any bonus amount under the Performance Plan.

Arrangements with our Named Executive Officers
We have entered into employment arrangements with our named executive officers that set forth certain terms and conditions of their employment, including base salary and employee benefits.
Arrangements with G. Kelly Martin
Mr. Martin began serving as our Chief Executive Officer on an interim basis in June 2017 before being appointed as our Chief Executive Officer in April 2018, and prior to the employment agreement entered into on August 8, 2018, or the Martin Employment Agreement, he was only compensated pursuant to our Non-Employee Director Compensation Policy, as described in the section entitled “Director Compensation.”

Pursuant to the Martin Employment Agreement, Mr. Martin receives an annual base salary of $480,000 and received a signing bonus in the amount of $560,000. Mr. Martin is also eligible to participate in the standard benefit plans as well as an executive life insurance plan and reimbursement of reasonable business expenses. In addition, we have agreed to pay for or reimburse Mr. Martin for his extra living and travel expenses beginning in June 2017 associated with the fact that Mr. Martin’s primary residence is in Connecticut, and Mr. Martin is also eligible to earn awards equal to certain minimum bonus amounts, along with any discretionary awards, under and in accordance with the terms of the Performance Plan. In addition, our board of directors approved a stock appreciation right, or the SAR Award, for Mr. Martin under the 2016 Plan covering 1,000,000 shares of our common stock. This award is considered a contingent award and will be forfeited if we fail to obtain stockholder approval for amendments to the 2016 Plan required to permit the grant of the SAR Award. In such event, we will pay Mr. Martin the cash-equivalent value of the amount that would have been due and payable per the SAR Award as of February 1, 2020. As a result, all of Mr. Martin’s potential variable pay under his Employment Agreement is directly aligned with stockholder interests and will only pay out if the relevant stock price targets are achieved.
In the event of Mr. Martin’s “separation from service” by us without “cause” or by Mr. Martin for “good reason,” each as defined in the Martin Employment Agreement, then in addition to any accrued amounts and subject to Mr. Martin timely delivering an effective release of claims in our favor, Mr. Martin will be entitled to receive (i) immediate vesting as of the Separation Date of the SAR (if then approved by stockholders), (ii) payment of an amount equal to $3,000,000 payable in equal monthly installment payments over the 18 month period following the Separation Date commencing within no more than 60 days following the Termination Date, provided however, that if the 60-day period spans two calendar years, the payments will commence in the second calendar year with the first payment to include any installment payments that would have been made had a delay no occurred and (iii) continued participation in the Performance Plan with respect to previously established Minimum Bonus Amounts as described in the Martin Employment Agreement.
Notwithstanding the foregoing, the Martin Employment Agreement further provides that, in the event such “separation from service” of Mr. Martin by us without “cause” or by Mr. Martin for “good reason” within 6 months after the occurrence of a “change in control” as defined in the Martin Employment Agreement, Mr. Martin will be entitled to (i) immediate vesting as of the Separation Date of the SAR Award (if then approved by stockholders) as described in the Martin Employment Agreement, (ii) payment of $3,000,000 if the per share consideration for the “change in control” equals at least $5.00 (subject to revisions for stock splits etc.) and (iii) continued participation in the Performance Plan with respect to previously established minimum bonus amounts as described in the Martin Employment Agreement. Upon separation from service by Mr. Martin other than for “good reason” or due to death or disability, or by us for “cause,” Mr. Martin will not be entitled to any additional compensation beyond any accrued amounts.
Arrangements with Paula Brown Stafford
Ms. Stafford currently serves as our President and Chief Operating Officer on a full-time basis and is compensated pursuant to an employment agreement with an effective date of January 29, 2019, the Stafford Employment Agreement. Pursuant to the agreement Ms. Stafford receives an annual base salary of $450,000 and is eligible to receive an annual performance-based bonus with a target bonus equal of 50% of her base salary. Ms. Stafford is also eligible to participate in our incentive award plans. Ms. Stafford continues to be eligible to participate in standard benefit plans as well as an executive life insurance plan and reimbursement of reasonable business expenses.
In the event of Ms. Stafford’s “separation from service” by us without “cause” or by Ms. Stafford for “good reason,” not due to a “change in control,” each as defined in the Stafford Employment Agreement, then in addition to any accrued amounts and subject to Ms. Stafford timely delivering an effective release of claims in our favor and continued compliance with existing confidentiality and noncompetition agreements, Ms. Stafford will be entitled to receive (i) payment of an amount equal to 12 months of her base salary, plus a prorated annual bonus, calculated based on 100% achievement of objectives, paid in installments over 12 months in accordance with standard payroll practices, (ii) vesting of any of Ms. Stafford’s time-based options that would have vested during the 12 months following such separation, and (iii) reimbursement of Ms. Stafford’s applicable COBRA premiums for up to 12 months after such separation. Upon separation from service by Ms. Stafford other than for good reason or due to death or disability, or by Novan for “cause”, Ms. Stafford will not be entitled to any additional compensation beyond any accrued amounts.
Notwithstanding the foregoing, the Stafford Employment Agreement further provides that, in the event such “separation from service” of Ms. Stafford by us without “cause” or by Ms. Stafford for “good reason” within 6 months after the occurrence of a “change in control” as defined by the Stafford Employment Agreement, then in addition to any accrued amounts and subject to Ms. Stafford timely delivering an effective release of claims in our favor and continued compliance with existing confidentiality and noncompetition agreements, Ms. Stafford will be entitled to receive (i) payment of an amount equal to 12 months of her base salary, plus her annual bonus, calculated based on 100% achievement of objectives, paid in installments over 12 months in accordance with standard payroll practices, (ii) vesting of all of Ms. Stafford’s outstanding unvested options, and (iii) reimbursement of Ms. Stafford’s applicable COBRA premiums for up to 12 months after such separation.
Prior to the Stafford Employment Agreement, Ms. Stafford served as Chief Development Officer pursuant to an executed offer letter, dated as of March 13, 2017, as amended October 12, 2017 and March 14, 2018, or the Stafford Offer Letter. Ms. Stafford provided such services on a part-time basis. Ms. Stafford received base compensation at a rate of $288,000, equivalent to 75% of $384,000 on a full-time basis. Ms. Stafford was eligible to receive a performance-based bonus with a target bonus equal to 35% of actual base compensation and was eligible to participate in standard benefit plans. Pursuant to the Stafford Offer Letter, on March 20, 2017, Ms. Stafford received an option to purchase 54,000 shares of our common stock, and on August 25, 2017, she received an option to purchase 30,500 shares of our common stock. Additionally, Ms. Stafford received an option to purchase 68,401 shares of common stock in connection with the extension of her employment in October 2017.
Prior to entering into the Stafford Offer Letter and commencement of her services as Chief Development Officer, we made certain payments totaling approximately $33,000 to Habergeon LLC, of which Ms. Stafford is managing director, for consulting services she performed in February 2017 and March 2017.
Arrangements with Nathan Stasko
Dr. Stasko served as our President and Chief Scientific Officer pursuant to an amended and restated employment agreement, dated as of April 13, 2016, as amended June 4, 2017, or the Stasko Employment Agreement, pursuant to which he received an annual base salary of $400,000, was eligible to receive an annual performance-based bonus with a target bonus equal to 60% of his base salary and was eligible to receive at the sole discretion of the board, an annual equity award. The Stasko Employment Agreement also provided Dr. Stasko with eligibility to participate in standard benefit plans as well as an executive life insurance plan and reimbursement of reasonable business expenses. Dr. Stasko received an additional option to purchase 80,000 shares of common stock in connection with the amendment to his amended and restated employment agreement in the fiscal year 2017.
On December 31, 2018, Dr. Stasko resigned from his positions as President and director as contemplated by the Stasko Employment Agreement to occur following the appointment of G. Kelly Martin as Chief Executive Officer, upon request of our board of directors.
On January 4, 2019, or the Separation Date, Dr. Stasko resigned from his position as Chief Scientific Officer and we and Dr. Stasko entered into a Separation and General Release Agreement, or the Stasko Separation Agreement and the Stasko Employment Agreement was terminated. Under the terms of the Stasko Separation Agreement, we agreed to pay Dr. Stasko severance of $400,000 (less all applicable withholdings) in installment payments over the twelve month period following the Separation Date, commencing on the first payroll date occurring 10 days after the execution of the Stasko Separation Agreement, and a lump sum equal to $25,000 (less all applicable withholdings), to be paid on such payroll date as the other severance payments began. Additionally, under the Stasko Separation Agreement and consistent with our policy, Dr. Stasko received a payment of $34,231 for unused paid-time-off through December 31, 2018. The Stasko Separation Agreement confirms Dr. Stasko is not entitled to continuation as a participant in our medical, dental or life insurance benefits (subject to Dr. Stasko’s continuation coverage rights under COBRA or his vested rights, if any, under our 401(k) Plan or other company plan).
We and Dr. Stasko have agreed to the continuing applicability of the covenants set forth in the Confidentiality and Assignment of Inventions Agreement dated October 9, 2009, and the Noncompetition Agreement dated May 11, 2016, between Dr. Stasko and us. Dr. Stasko has also granted us a release covering any claims arising out of his employment or the termination thereof.
Director Compensation
The following table sets forth information concerning the compensation of our directors, other than Mr. Martin, Dr. Stasko and Ms. Stafford, for the year ended December 31, 2018.

Name	Fees Earned or Paid in Cash	Option Awards (1)	Total
W. Kent Geer	$76,250	$42,376	$118,626
Robert A. Ingram	66,318	42,376	108,694
Robert J. Keegan	57,500	42,376	99,876
Sean Murphy	30,693	42,376	73,069
John Palmour	47,500	42.376	89,876
Machelle Sanders	46,483	42,376	88,859
Eugene Sun	49,290	72,503	121,793

(1)
Amounts reflect the grant-date Black-Scholes value of stock awards and stock options granted during 2018, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. For a discussion of the assumptions used to calculate the value of all stock awards and option awards made to our directors, see Notes 1 and 10 to our financial statements and the discussion under “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Use of Estimates—Share-Based Compensation” included in our Annual Report on Form 10-K filed with the SEC on March 27, 2019. These amounts do not necessarily correspond to the actual value that may be recognized from the option awards by the applicable directors.

The table below shows the aggregate numbers of option awards (exercisable and unexercisable) held as of December 31, 2018, by each director who was serving as of December 31, 2018, other than Mr. Martin and Ms. Stafford. No director held any other equity awards.

Name	Options Outstanding at Fiscal Year End December 31, 2018
W. Kent Geer	83,748
Robert A. Ingram	68,498
Robert J. Keegan	68,498
John Palmour	68,498
Machelle Sanders	39,240
Eugene Sun	33,078
Non-Employee Director Compensation Policy
On May 19, 2018, we amended the Novan, Inc. Non-Employee Director Compensation Policy, or the Director Compensation Policy, for our non-employee directors that consists of annual retainer fees and equity awards that will be paid or made automatically and without further action by our board of directors. Pursuant to the Director Compensation Policy, subject to continued service on our board, (i) each non-employee director receives an annual cash retainer of $35,000; (ii) each non-employee director serving as a committee chair receives an additional annual retainer between $10,000 and $20,000; (iii) each non-employee director serving as a committee member receives an additional annual retainer between $5,000 and $7,500; (iv) the non-employee chairman of our board of directors receives an additional annual retainer of $25,000; and (v) the lead independent director receives an additional annual retainer of $20,000. The Director Compensation Policy also provides each non-employee director with an annual equity award, subject to continued service on the board, equal to the lesser of 20,000 shares or the number of shares that have an aggregate grant-date fair value of $100,000 (and each non-employee director who is initially elected or appointed on any date other than the date of an annual meeting of stockholders will receive a prorated portion of such annual equity award for the year of such election or appointment). Notwithstanding the foregoing, our board of directors in its sole discretion may determine that the annual equity award for any year be granted in the form of restricted stock units with equivalent value on the date of grant (with the number of shares of common stock underlying each such award not to exceed 20,000 shares and subject to adjustment as provided in the 2016 Plan). Each director equity award will vest and become exercisable in four equal quarterly installments, such that each such award shall be fully vested and exercisable on the first anniversary of the date of grant, subject to the director’s continued service on our board of directors through each applicable vesting date.
Directors have been and will continue to be reimbursed for expenses directly related to their activities as directors, including attendance at board and committee meetings. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions in our certificate of incorporation and bylaws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our common stock as of May 31, 2019, by the following:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors or director nominees;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.
Applicable percentages are based on 26,069,734 shares outstanding on May 31, 2019, adjusted as required by rules promulgated by the SEC.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. The following table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock issuable upon the exercise of stock options or warrants exercisable within 60 days of May 31, 2019, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Novan, Inc., 4105 Hopson Road, Morrisville, NC 27560. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Number of Shares Beneficially Owned	Number of Shares Beneficially Owned	Percentage of Outstanding Shares
5% Stockholders:
Reedy Creek Investments LLC (1)	7,894,736	26.30%
Malin Life Sciences Holdings Limited (2)	2,623,485	10.06%
Directors and Named Executive Officers:
G. Kelly Martin (3)	153,498	*
Paula Brown Stafford (4)	267,167	1.02%
Nathan Stasko (5)	823,833	3.16%
Robert A. Ingram (6)	238,275	*
W. Kent Geer (7)	99,576	*
Robert J. Keegan (8)	131,533	*
John Palmour (9)	636,941	2.44%
Machelle Sanders (10)	39,240	*
Eugene Sun (11)	33,078	*
All current directors and executive officers, as a group (9 persons) (12)	1,643,476	5.36%

*	Represents beneficial ownership of less than one percent.

(1)
Reedy Creek Investments LLC (“Reedy Creek”) is the direct owner of 3,947,368 shares of common stock and 3,947,368 shares of common stock issuable upon exercise of outstanding warrants. Mr. Donald R. Parker is the sole member of the board of managers and the president and chief executive officer, treasurer and chief financial officer of Reedy Creek. The James H. Goodnight Management Trust (the “Trust”) owns a majority of the equity interests in Reedy Creek and has the right to appoint a majority of the members of the board of managers of Reedy Creek. Dr. James H. Goodnight is the sole trustee of the Trust and directs the voting and investment activities of the Trust. Each of Mr. Parker, the Trust and Dr. Goodnight may be deemed to share voting and dispositive power with respect to the securities owned by Reedy Creek. As such, Mr. Parker, the Trust and Dr. Goodnight may be deemed to be the indirect beneficial owners of the securities owned by Reedy Creek. Each of Mr. Parker, the Trust and Dr. Goodnight disclaims beneficial ownership of the securities owned by Reedy Creek, except to the extent of his and, with respect to the Trust, its, pecuniary interest therein, if any. The mailing address of Reedy Creek, the Trust and each of the foregoing individuals is 100 SAS Campus Drive, Cary, NC 27513.

(2)
Malin Life Sciences Holdings Limited is a wholly owned subsidiary of Malin Corporation plc. Malin Corporation plc may be deemed to beneficially own the shares and may be deemed to share voting and dispositive power over these shares. The mailing address of Malin Life Sciences Holdings Limited is 2 Harbour Square, Crofton Road, Dun Laoghaire, Co., Dublin, Ireland.

(3)
Consists of (i) 105,000 shares of common stock held, of which 45,000 are held by the George Kelly Martin IRRA FBO George Kelly Martin and (ii) options to purchase 48,498 shares of common stock that are exercisable within 60 days of May 31, 2019.

(4)	Consists of (i) 80,693 shares of common stock held by Ms. Stafford and (ii) options to purchase 186,474 shares of common stock that are exercisable within 60 days of May 31, 2019.

(5)
Consists of 823,833 shares of common stock held by The Stasko Living Trust, with Dr. Stasko as trustee. All of Dr. Stasko’s outstanding options to purchase common stock were forfeited on April 4, 2019, 90 days after Dr. Stasko’s resignation from his position as our Chief Scientific Officer on January 4, 2019.

(6)	Consists of (i) 169,777 shares of common stock held by Mr. Ingram and (ii) options to purchase 68,498 shares of common stock that are exercisable within 60 days of May 31, 2019.

(7)	Consists of (i) 15,828 shares of common stock held by Mr. Geer and (ii) options to purchase 83,748 shares of common stock that are exercisable within 60 days of May 31, 2019.

(8)
Consists of (i) 63,035 shares of common stock held by the Robert J. Keegan Trust, with Mr. Keegan as trustee, and (ii) options to purchase 68,498 shares of common stock that are exercisable within 60 days of May 31, 2019.

(9)
Consists of (i) 568,443 shares of common stock, of which 274,875 are held by the Palmour 2012 Irrevocable Children’s Trust, with Dr. Palmour as trustee, and (ii) options to purchase 68,498 shares of common stock that are exercisable within 60 days of May 31, 2019.

(10)	Consists of options to purchase 39,240 shares of common stock that are exercisable within 60 days of May 31, 2019.

(11)	Consists of options to purchase 33,078 shares of common stock that are exercisable within 60 days of May 31, 2019.

(12)
Consists of (i) 1,017,776 common shares held by our current executive officers and current directors and (ii) options and warrants to purchase 625,700 shares of common stock exercisable within 60 days of May 31, 2019.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Party Transactions
Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section either were approved or ratified pursuant to this policy or occurred prior to the adoption of this policy.
Certain Relationships and Related Transactions
The following includes a summary of transactions since January 1, 2016, to which we have been a participant, in which the amount involved exceeded or will exceed the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described in “Executive Compensation.” We also describe below certain other transactions with our directors, executive officers and stockholders.
Reedy Creek Investments
On April 29, 2019, we entered into a royalty and milestone payments purchase agreement, or the Purchase Agreement, with Reedy Creek Investments LLC, or Reedy Creek, which is a greater than 5% stockholder. Pursuant to the Purchase Agreement, Reedy Creek provided funding in an initial amount of $25.0 million, which we will use primarily to pursue the development, regulatory approval and commercialization activities (including through out-license agreements and other third party arrangements) for certain of our product candidates for certain indications, namely SB206, SB414 and SB204, which we refer to as the Products. Reedy Creek will also provide additional funding of $10.0 million contingent upon our achievement of SB206 clinical trial success, as defined in the Purchase Agreement.
Pursuant to the Purchase Agreement, we will pay Reedy Creek ongoing quarterly payments, calculated based on an applicable percentage per product, of any upfront fees, milestone payments, royalty payments or equivalent payments received by us pursuant to any out-license agreement for the Products in the United States, Mexico or Canada, net of any upfront fees, milestone payments, royalty payments or equivalent payments paid by us to third parties pursuant to any agreements under which we have in-licensed intellectual property with respect to the Products in the United States, Mexico or Canada. The applicable percentage used for determining the ongoing quarterly payments for each Product ranges from 10% for SB206 to 20% for SB204 and SB414, provided that the applicable percentage for each Product will be 25% for fees or milestone payments received by us (but not royalty payments received by us) until Reedy Creek has received payments under the Purchase Agreement equal to the total funding amount provided by Reedy Creek under the Purchase Agreement. If we decide to commercialize any of the relevant products on our own following regulatory approval, as opposed to commercializing through an out-license agreement or other third-party arrangement, we will be obligated to pay Reedy Creek a low single digits royalty on net sales of the relevant products.
Unless earlier terminated, the Purchase Agreement will continue for so long as payments are due or payable under the Purchase Agreement. Reedy Creek may terminate the Purchase Agreement in the event of an uncured material breach by us, which, in certain circumstances, could cause us to be required to repay the amount paid by Reedy Creek under the Purchase Agreement, less any payments made to Reedy Creek by us under the Purchase Agreement as of the effective date of the termination.
Malin Life Sciences Holdings and Majority-owned Subsidiaries
On September 26, 2016, we completed our initial public offering and issued a total of 4,715,000 shares of common stock at a public offering price of $11.00 per share, including 800,000 shares sold to Malin Life Sciences Holding Limited, a greater than 5% stockholder at the time of our initial public offering.

In June 2017, G. Kelly Martin assumed the role of our Chief Executive Officer on an interim basis before being appointed as our Chief Executive Officer in April 2018, while also serving as a member of our board of directors. Until October 1, 2017, Mr. Martin served as chief executive officer of Malin Corporation plc, the parent company of Malin.
Upon stepping into our Chief Executive Officer role on an interim basis, Mr. Martin engaged a number of Malin employees to assist him in certain strategic and tactical initiatives and activities. We agreed to reimburse Malin for its out-of-pocket expenses for Mr. Martin and other Malin employees related to this effort. During the year ended December 31, 2017, we recognized $230,000 in out-of-pocket travel expenses owed to Malin and reimbursed in the first quarter of 2018. There were no such expenses for the year ended December 31, 2018.
Two of our directors during 2018 were also affiliated with Malin. Sean Murphy, who resigned from our board in September 2018, was an executive officer and a director of Malin, and an executive vice president of Malin Corporation plc. In addition, Robert A. Ingram, executive chairman of our board of directors, was also a director of Malin Corporation plc until July 2018.
During the years ended December 31, 2018 and 2017, we incurred costs of $601,000 and $69,000, respectively, in relation to a development and manufacturing consulting agreement with Cilatus BioPharma AG, or Cilatus, which is majority-owned by Malin Corporation plc. Estimated fees remaining under the current statement of work are approximately $230,000 and are expected to be incurred throughout 2019.
KNOW Bio
On December 30, 2015, we completed the distribution, or the Distribution, of all of the outstanding member interests of KNOW Bio, LLC, or KNOW Bio, our former wholly owned subsidiary, pro rata to our stockholders. We do not own an equity interest in KNOW Bio. However, certain of our current and former directors and executive officers, including Mr. Murphy and Dr. Stasko, as well as Malin, received equity interests in KNOW Bio as a result of the Distribution, and Mr. Murphy and Dr. Stasko both served as directors of KNOW Bio while they served as directors of the Company.
In April 2017, we entered into a master development services and clinical supply agreement with KNOW Bio and entered into related statements of work in the second quarter and second half of 2017, or collectively the KNOW Bio Services Agreement. Under the KNOW Bio Services Agreement, we provided certain development and manufacturing services to KNOW Bio’s respiratory drug development subsidiary. During the year ended December 31, 2017, we recognized $375,000 in research and development services revenue for services performed under the KNOW Bio Services Agreement. In January 2018, upon request by KNOW Bio, we stopped performing remaining development or manufacturing services contemplated under the KNOW Bio Services Agreement after reporting revenues of $9,000 in 2018.
In October 2017, we entered into amendments to certain licensing arrangements with KNOW Bio that were originally entered at the time of the Distribution. In connection with those amendments, we made an upfront payment to KNOW Bio of $250,000, and we will be obligated to make certain contingent payments in exchange for the rights granted under the licensing arrangements, as amended.
Health Decisions
On October 25, 2018, we announced the formation of a dedicated women’s health business unit as well as a foundational collaboration with Health Decisions, Inc., or Health Decisions. Health Decisions is a full-service contract research organization specializing in clinical studies of therapeutics for women’s health indications. Our women’s health business unit is led by Paula Brown Stafford, who also is a stockholder and serves on the board of directors of Health Decisions.
Arrangements with Executive Officers and Directors
We have entered into employment agreements with our named executive officers. For more information regarding our arrangements with our named executive officers, see “Executive Compensation and Related Information—Arrangements with our Named Executive Officers.”
We have entered, or will enter, into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. To our knowledge, based solely on a review of the copies of such reports filed electronically on the SEC’s website and written representations that no other reports were required during the fiscal year ended December 31, 2018, we believe that all Section 16(a) filing requirements applicable to the executive officers, directors and persons who beneficially own more than 10% of our common stock were complied with in 2018, except that each of the following directors did not timely file one report covering one transaction that occurred in June 2018: Dr. Sun, Mr. Geer, Ms. Sanders, Dr. Palmour, Mr. Keegan, Mr. Murphy and Mr. Ingram.
Stockholder Proposals
Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the proxy statement for consideration at our next annual meeting of stockholders. The Company currently plans to hold our annual meeting in early June 2020 consistent with historical practice, tentatively scheduled on or about June 3, 2020. Therefore, in accordance with Rule 14a-8 under the Exchange Act, proposals of stockholders for the 2020 Annual Meeting of Stockholders will not be included in the proxy statement for that annual meeting unless the proposal is proper for inclusion in the proxy statement and is received by us at our principal executive offices not later than December 26, 2019. While our board will consider stockholder proposals, we reserve the right to omit from the proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.
Under our bylaws, in order to nominate a director or bring any other business before the stockholders at the 2020 Annual Meeting of Stockholders that will not be included in our proxy statement, you must notify us in writing, and such notice must be received by us no earlier than February 4, 2020, and no later than March 5, 2020. For proposals not made in accordance with Rule 14a-8, you must comply with specific procedures set forth in our bylaws and the nomination or proposal must contain the specific information required by our bylaws. You may write to our Corporate Secretary at Novan, Inc., Attn: Corporate Secretary, 4105 Hopson Road, Morrisville, NC 27560, to deliver the notices discussed above and to request a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to the bylaws.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are Novan stockholders will be householding Novan’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Novan. Direct your written request to our Corporate Secretary at Novan, Inc. Attn: Corporate Secretary, 4105 Hopson Road, Morrisville, NC 27560, or contact him at (919) 485-8080. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request householding of their communications should contact their brokers.

By Order of the Board of Directors

/s/ John M. Gay
John M. Gay
Corporate Secretary
June 21, 2019

A copy of Novan, Inc.’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 27, 2019 and amended on Form 10-K/A on April 30, 2019, is available on our website, www.Novan.com. A printed copy is also available without charge upon written request to Novan, Inc., Attn: Corporate Secretary, 4105 Hopson Road, Morrisville, NC 27560.
Requests for Directions to the Annual Meeting of Stockholders
The 2019 Annual Meeting of Stockholders will be held on Wednesday, July 31, 2019, at 9:30 a.m. Eastern Time at Novan’s corporate headquarters located at 4105 Hopson Road, Morrisville, NC 27560. Requests for directions to the meeting location may be directed to Novan, Inc., Attn: Corporate Secretary, 4105 Hopson Road, Morrisville, NC 27560.

APPENDIX A

NOVAN, INC.

2016 INCENTIVE AWARD PLAN

(As amended August 16, 2018, subject to stockholder approval of amendments to Sections 3.1(a) and 3.2)

ARTICLE 1.

PURPOSE
The purpose of the Novan, Inc. 2016 Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of Novan, Inc. the (“Company”) by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.
ARTICLE 2.

DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1    “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 12. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.
2.2    “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.
2.3    “Applicable Law” shall mean any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.
2.4    “Automatic Exercise Date” shall mean, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable Option Term or Stock Appreciation Right Term that was initially established by the Administrator for such Option or Stock Appreciation Right (e.g., the last business day prior to the tenth anniversary of the date of grant of such Option or Stock Appreciation Right if the Option or Stock Appreciation Right initially had a ten-year Option Term or Stock Appreciation Right Term, as applicable).
2.5    “Award” shall mean an Option, a Stock Appreciation Right, a Restricted Stock award, a Restricted Stock Unit award, an Other Stock or Cash Based Award or a Dividend Equivalent award, which may be awarded or granted under the Plan.
2.6    “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.
2.7    “Award Limit” shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.2.
2.8    “Board” shall mean the Board of Directors of the Company.

2.9    “Change in Control” shall mean and includes each of the following:
(a)A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) directly or indirectly acquires beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company or any of its Subsidiaries; (ii) any acquisition by an employee benefit plan maintained by the Company or any of its Subsidiaries, (iii) any acquisition which complies with Sections 2.9(c)(i), 2.9(c)(ii) and 2.9(c)(iii); or (iv) in respect of an Award held by a particular Holder, any acquisition by the Holder or any group of persons including the Holder (or any entity controlled by the Holder or any group of persons including the Holder); or
(b)The Incumbent Directors cease for any reason to constitute a majority of the Board;
(c)The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i)which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(ii)after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.9(c)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; and
(iii)after which at least a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity were Board members at the time of the Board's approval of the execution of the initial agreement providing for such transaction; or
(d)The date of the completion of a liquidation or dissolution of the Company.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.10    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.
2.11    “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board or the Compensation Committee of the Board described in Article 12 hereof.
2.12    “Common Stock” shall mean the common stock of the Company, par value $0.0001 per share.
2.13    “Company” shall have the meaning set forth in Article 1.
2.14    “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Subsidiary who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.
2.15     “Covered Employee” shall mean any Employee who is, or could become, a “covered employee” within the meaning of Section 162(m) of the Code.
2.16    “Director” shall mean a member of the Board, as constituted from time to time.
2.17    “Director Limit” shall have the meaning set forth in Section 4.6.
2.18    “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 10.2.
2.19    “DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.
2.20    “Effective Date” shall mean the day prior to the Public Trading Date.
2.21    “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.
2.22    “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Subsidiary.
2.23    “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding Awards.
2.24    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
2.25    “Expiration Date” shall have the meaning given to such term in Section 13.1(c).
2.26    “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:
(a)    If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)    If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(c)    If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.
Notwithstanding the foregoing, with respect to any Award granted after the effectiveness of the Company’s registration statement relating to its initial public offering and prior to the Public Trading Date, the Fair Market Value shall mean the initial public offering price of a Share as set forth in the Company’s final prospectus relating to its initial public offering filed with the Securities and Exchange Commission.
2.27     “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).
2.28    “Holder” shall mean a person who has been granted an Award.
2.29    “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.
2.30    “Incumbent Directors’ shall mean for any period of 12 consecutive months, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.9(a) or 2.9(c)) whose election or nomination for election to the Board was approved by a vote of at least a majority (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) of the Directors then still in office who either were Directors at the beginning of the 12-month period or whose election or nomination for election was previously so approved. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.
2.31    “Non-Employee Director” shall mean a Director of the Company who is not an Employee.
2.32    “Non-Employee Director Equity Compensation Policy” shall have the meaning set forth in Section 4.6.
2.33    “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.
2.34    “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.
2.35    “Option Term” shall have the meaning set forth in Section 6.4.
2.36    “Organizational Documents” shall mean, collectively, (a) the Company’s articles of incorporation, certificate of incorporation, bylaws or other similar organizational documents relating to the creation and governance of the Company, and (b) the Committee’s charter or other similar organizational documentation relating to the creation and governance of the Committee.
2.37    “Other Stock or Cash Based Award” shall mean a cash payment, cash bonus award, stock payment, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 10.1, which may include, without limitation, deferred stock, deferred stock units, retainers, committee fees, and meeting-based fees.
2.38    Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.39    “Performance Criteria” shall mean the criteria (and adjustments) that the Administrator selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:
(a)The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings or losses (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue or sales or revenue growth; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit (either before or after taxes); (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets or net assets; (viii) return on capital (or invested capital) and cost of capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs, reductions in costs and cost control measures; (xiv) funds from operations or funds available for distributions; (xv) expenses; (xvi) working capital; (xvii) earnings or loss per share; (xviii) adjusted earnings or loss per share; (xix) price per share or dividends per share (or appreciation in and/or maintenance of such price or dividends); (xx) economic value added models or similar metrics; (xxi) regulatory achievements or compliance (including, without limitation, regulatory body approval for commercialization of a product); (xxii) implementation, completion or attainment of critical projects, processes or objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; (xxiii) sales, unit volume or market share; (xxiv) licensing revenue; (xxv) brand recognition/acceptance, (xxvi) inventory turns or cycle time, (xxvii) strategic initiatives (including, without limitation, with respect to market penetration and spending efficiency, geographic business expansion, manufacturing, commercialization, production and productivity, customer satisfaction and growth, employee satisfaction, recruitment and maintenance of personnel, human resources management, supervision of litigation and other legal matters, information technology, strategic partnerships and transactions (including acquisitions, dispositions, joint ventures, in-licensing and out-licensing of intellectual property, and establishment of relationships with commercial entities with respect to the marketing, distribution and sale of Company products, and factoring transactions, research and development and related activity, financial or other capital raising transactions, operating efficiency, and asset quality)); (xxiii) financial ratios (including, without limitation, those measuring liquidity, activity, profitability or leverage); and (xxix) compound annual growth rate, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.
(b)The Administrator, in its sole discretion, may provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in Applicable Accounting Standards; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the sale or disposition of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or nonrecurring corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; (xix) items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; (xx) items relating to foreign exchange or currency transactions and/or fluctuations; or (xxi) items relating to any other unusual or nonrecurring events or changes in Applicable Law, Applicable Accounting Standards or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.40    “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual. The achievement of each Performance Goal shall be determined, to the extent applicable, with reference to Applicable Accounting Standards.
2.41    “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, vesting of, and/or the payment in respect of, an Award.
2.42    “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto), after taking into account Applicable Law.
2.43     “Plan” shall have the meaning set forth in Article 1.
2.44     “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.
2.45    “Public Trading Date” shall mean the first date upon which Common Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.
2.46    “Restricted Stock” shall mean Common Stock awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.
2.47    “Restricted Stock Units” shall mean the right to receive Shares awarded under Article 9.
2.48    “Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.
2.49    “Securities Act” shall mean the Securities Act of 1933, as amended.
2.50    “Shares” shall mean shares of Common Stock.
2.51    “Stock Appreciation Right” shall mean an Award entitling the Holder (or other person entitled to exercise pursuant to the Plan) to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of such Award from the Fair Market Value on the date of exercise of such Award by the number of Shares with respect to which such Award shall have been exercised, subject to any limitations the Administrator may impose.
2.52    “SAR Term” shall have the meaning set forth in Section 6.4.
2.53    “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
2.54    “Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.
2.55    “Termination of Service” shall mean:

(a)As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.
(b)As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.
(c)As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.
The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Holder ceases to remain an Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).
ARTICLE 3.
SHARES SUBJECT TO THE PLAN
3.1    Number of Shares.
(a)Subject to Sections 3.1(b) and 13.2, the aggregate number of Shares which may be issued or transferred pursuant to Awards (including, without limitation, Incentive Stock Options) under the Plan is 3,033,333. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.
(b)If any Shares subject to an Award are forfeited or expire, or such Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and shall not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares repurchased by the Company under Section 8.4 at the same price paid by the Holder so that such Shares are returned to the Company shall again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
(c)Substitute Awards shall not reduce the Shares authorized for grant under the Plan, except as may be required by reason of Section 422 of the Code. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.
3.2    Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 1,000,000 and the maximum aggregate amount of cash that may be paid in cash to any one person during any calendar year with respect to one or more Awards payable in cash shall be $2,000,000; provided, however, that the foregoing limitations shall not apply prior to the Public Trading Date and, following the Public Trading Date, the foregoing limitations shall not apply until the earliest of: (a) the first material modification of the Plan (including any increase in the number of Shares reserved for issuance under the Plan in accordance with Section 3.1); (b) the issuance of all of the Shares reserved for issuance under the Plan; (c) the expiration of the Plan; (d) the first meeting of stockholders at which members of the Board are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security of the Company under Section 12 of the Exchange Act; or (e) such other date, if any, on which the “reliance period” described under U.S. Treasury Regulation 1.162-27(f)(2) expires pursuant to Section 162(m) of the Code and the rules and regulations promulgated thereunder. To the extent required by Section 162(m) of the Code, Shares subject to Awards which are canceled shall continue to be counted against the Award Limit.

ARTICLE 4.
GRANTING OF AWARDS
4.1    Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except for any Non-Employee Director’s right to Awards that may be required pursuant to the Non-Employee Director Equity Compensation Policy as described in Section 4.6, no Eligible Individual or other Person shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan or any Program shall be construed as mandating that any Eligible Individual or other Person shall participate in the Plan.
4.2    Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award as determined by the Administrator in its sole discretion (consistent with the requirements of the Plan and any applicable Program). Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.
4.3    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b‑3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
4.4    At-Will Service. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Subsidiary.

4.5    Foreign Holders. Notwithstanding any provision of the Plan or applicable Program to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 3.1, the Award Limit or the Director Limit; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.
4.6    Non-Employee Director Awards.
(a)Non-Employee Director Equity Compensation Policy. The Administrator, in its sole discretion, may provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written nondiscretionary formula established by the Administrator (the “Non-Employee Director Equity Compensation Policy”), subject to the limitations of the Plan. The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its sole discretion. The Non-Employee Director Equity Compensation Policy may be modified by the Administrator from time to time in its sole discretion.
(b)Director Limit. Notwithstanding any provision to the contrary in the Plan or in the Non-Employee Director Equity Compensation Policy, the sum of the grant date fair value of equity-based Awards and the amount of any cash-based Awards granted to a Non-Employee Director during any calendar year shall not exceed $500,000 (the “Director Limit”).
ARTICLE 5.
PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS PERFORMANCE-BASED COMPENSATION
5.1    Purpose. The Administrator may, in its sole discretion, (a) determine whether an Award is intended to qualify as Performance-Based Compensation and (b) at any time after any such determination, alter such intent for any or no reason. If the Administrator, in its sole discretion, decides to grant an Award that is intended to qualify as Performance-Based Compensation (other than an Option or Stock Appreciation Right), then the provisions of this Article 5 shall control over any contrary provision contained in the Plan or any applicable Program; provided that, if after such decision the Administrator alters such intention for any reason, the provisions of this Article 5 shall no longer control over any other provision contained in the Plan or any applicable Program. The Administrator, in its sole discretion, may (i) grant Awards to Eligible Individuals that are based on Performance Criteria or Performance Goals or any such other criteria and goals as the Administrator shall establish, but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation and (ii) subject any Awards intended to qualify as Performance-Based Compensation to additional conditions and restrictions unrelated to any Performance Criteria or Performance Goals (including, without limitation, continued employment or service requirements) to the extent such Awards otherwise satisfy the requirements of this Article 5 with respect to the Performance Criteria and Performance Goals applicable thereto. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

5.2    Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Administrator shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Administrator shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Administrator (i) shall, unless otherwise provided in an Award Agreement, have the right to reduce or eliminate the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant, including the assessment of individual or corporate performance for the Performance Period, but (ii) shall in no event have the right to increase the amount payable for any reason.
5.3    Payment of Performance-Based Awards. Unless otherwise provided in the applicable Program or Award Agreement and only to the extent otherwise permitted by Section 162(m) of the Code, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or a Subsidiary throughout the Performance Period. Unless otherwise provided in the applicable Program or Award Agreement, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such Performance Period are achieved.
5.4    Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan and the applicable Program and Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.
ARTICLE 6.
GRANTING OF OPTIONS AND STOCK APPRECIATION RIGHTS
6.1    Granting of Options and Stock Appreciation Rights to Eligible Individuals. The Administrator is authorized to grant Options and Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.
6.2    Qualification of Incentive Stock Options. The Administrator may grant Options intended to qualify as Incentive Stock Options only to employees of the Company, any of the Company’s present or future “parent corporations” or “subsidiary corporations” as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any parent corporation or subsidiary corporation thereof (as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted. Any interpretations and rules under the Plan with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. Neither the Company nor the Administrator shall have any liability to a Holder, or any other Person, (a) if an Option (or any part thereof) which is intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (b) for any action or omission by the Company or the Administrator that causes an Option not to qualify as an Incentive Stock Option, including without limitation, the conversion of an Incentive Stock Option to a Non-Qualified Stock Option or the grant of an Option intended as an Incentive Stock Option that fails to satisfy the requirements under the Code applicable to an Incentive Stock Option.

6.3    Option and Stock Appreciation Right Exercise Price. The exercise price per Share subject to each Option and Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option or Stock Appreciation Right, as applicable, is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 424 and 409A of the Code.
6.4    Option and SAR Term. The term of each Option (the “Option Term”) and the term of each Stock Appreciation Right (the “SAR Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term or SAR Term, as applicable, shall not be more than (a) ten (10) years from the date the Option or Stock Appreciation Right, as applicable, is granted to an Eligible Individual (other than, in the case of Incentive Stock Options, a Greater Than 10% Stockholder), or (b) five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder or the first sentence of this Section 6.4 and without limiting the Company’s rights under Section 11.7, the Administrator may extend the Option Term of any outstanding Option or the SAR Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Options or Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder or otherwise, and may amend, subject to Section 11.7 and 13.1, any other term or condition of such Option or Stock Appreciation Right relating to such Termination of Service of the Holder or otherwise.
6.5    Option and SAR Vesting. The period during which the right to exercise, in whole or in part, an Option or Stock Appreciation Right vests in the Holder shall be set by the Administrator and set forth in the applicable Award Agreement. Unless otherwise determined by the Administrator in the Award Agreement, the applicable Program or by action of the Administrator following the grant of the Option or Stock Appreciation Right, (a) no portion of an Option or Stock Appreciation Right which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable and (b) the portion of an Option or Stock Appreciation Right that is unexercisable at a Holder’s Termination of Service shall automatically expire thirty (30) days following the date of a Termination of Service due to death or disability and on the date of any a Termination of Service for any other reason.
6.6    Substitution of Stock Appreciation Rights; Early Exercise of Options. The Administrator may provide in the applicable Program or Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price, vesting schedule and remaining term as the substituted Option. The Administrator may provide in the terms of an Award Agreement that the Holder may exercise an Option in whole or in part prior to the full vesting of the Option in exchange for unvested shares of Restricted Stock with respect to any unvested portion of the Option so exercised. Shares of Restricted Stock acquired upon the exercise of any unvested portion of an Option shall be subject to such terms and conditions as the Administrator shall determine.
ARTICLE 7.
EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS
7.1    Exercise and Payment. An exercisable Option or Stock Appreciation Right may be exercised in whole or in part. However, an Option or Stock Appreciation Right shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option or Stock Appreciation Right, a partial exercise must be with respect to a minimum number of Shares. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 7 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

7.2    Manner of Exercise. Except as set forth in Section 7.3, all or a portion of an exercisable Option or Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock plan administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:
(a)A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option or Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed or otherwise acknowledged electronically by the Holder or other person then entitled to exercise the Option or Stock Appreciation Right or such portion thereof;
(b)Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law;
(c)In the event that the Option shall be exercised pursuant to Section 11.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option or Stock Appreciation Right, as determined in the sole discretion of the Administrator; and
(d)Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option or Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 11.1 and 11.2.
7.3    Expiration of Option Term or SAR Term: Automatic Exercise of In-The-Money Options and Stock Appreciation Rights. Unless otherwise provided by the Administrator in an Award Agreement or otherwise or as otherwise directed by an Option or Stock Appreciation Rights Holder in writing to the Company, each vested and exercisable Option and Stock Appreciation Right outstanding on the Automatic Exercise Date with an exercise price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Option or Stock Appreciation Rights Holder or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Administrator, payment of the exercise price of any such Option shall be made pursuant to Section 11.1(b) or 11.1(c) and the Company or any Subsidiary shall be entitled to deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 11.2. Unless otherwise determined by the Administrator, this Section 7.3 shall not apply to an Option or Stock Appreciation Right if the Holder of such Option or Stock Appreciation Right incurs a Termination of Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Option or Stock Appreciation Right with an exercise price per Share that is equal to or greater than the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 7.3.
7.4    Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the date of transfer of such Shares to such Holder. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Holder in such disposition or other transfer.

 ARTICLE 8.
AWARD OF RESTRICTED STOCK
8.1    Award of Restricted Stock. The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan or any applicable Program, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.

8.2    Rights as Stockholders. Subject to Section 8.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said Shares, subject to the restrictions in the Plan, any applicable Program and/or the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which the Holder to whom such Shares are granted becomes the record holder of such Restricted Stock; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares may be subject to the restrictions set forth in Section 8.3. In addition, with respect to a share of Restricted Stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.
8.3    Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Program or Award Agreement. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the applicable Program or Award Agreement.
8.4    Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration on the date of such Termination of Service. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Program or Award Agreement. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide that upon certain events, including, without limitation, a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall not lapse, such Restricted Stock shall vest and cease to be forfeitable and, if applicable, the Company shall cease to have a right of repurchase.
8.5    Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.
ARTICLE 9.
AWARD OF RESTRICTED STOCK UNITS
9.1    Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.
9.2    Term. Except as otherwise provided herein, the term of a Restricted Stock Unit award shall be set by the Administrator in its sole discretion.
9.3    Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.
9.4    Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Subsidiary, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.

9.5    Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, and subject to compliance with Section 409A, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of calendar year in which the applicable portion of the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, in accordance with the applicable Award Agreement and subject to Section 11.4(f), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.
9.6    Payment upon Termination of Service. An Award of Restricted Stock Units shall only be payable while the Holder is an Employee, a Consultant or a member of the Board, as applicable; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may be paid subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.
ARTICLE 10.
AWARD OF OTHER STOCK OR CASH BASED AWARDS AND DIVIDEND EQUIVALENTS
10.1    Other Stock or Cash Based Awards. The Administrator is authorized to (a) grant Other Stock or Cash Based Awards, including awards entitling a Holder to receive Shares or cash to be delivered immediately or in the future, to any Eligible Individual and (b) determine whether such Other Stock or Cash Based Awards shall be Performance-Based Compensation. Subject to the provisions of the Plan and any applicable Program, the Administrator shall determine the terms and conditions of each Other Stock or Cash Based Award, including the term of the Award, any exercise or purchase price, performance goals, including the Performance Criteria, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement. Other Stock or Cash Based Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator, and may be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments, as a part of a bonus, deferred bonus, deferred compensation or other arrangement, and/or as payment in lieu of compensation to which an Eligible Individual is otherwise entitled.
10.2    Dividend Equivalents. Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Holder and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests. Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

ARTICLE 11.
ADDITIONAL TERMS OF AWARDS
11.1    Payment. The Administrator shall determine the method or methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) held for any minimum period of time as may be established by the Administrator having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, (d) other form of legal consideration acceptable to the Administrator in its sole discretion, or (e) any combination of the above permitted forms of payment. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
11.2    Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan or any Award. The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, allow a Holder to satisfy such obligations by any payment means described in Section 11.1 hereof, including without limitation, by allowing such Holder to have the Company or any Subsidiary withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be no greater than the number of Shares which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income (or such other number as would not result in adverse financial accounting consequences for the Company or any of its Subsidiaries). The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.
11.3    Transferability of Awards.
(a)Except as otherwise provided in Sections 11.3(b) and 11.3(c):
(i)No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than (A) by will or the laws of descent and distribution or (B) subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;
(ii)No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 11.3(a)(i); and
(iii)During the lifetime of the Holder, only the Holder may exercise any exercisable portion of an Award granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO. After the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then-applicable laws of descent and distribution.
(b)Notwithstanding Section 11.3(a), the Administrator, in its sole discretion, may determine to permit a Holder or a Permitted Transferee of such Holder to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Nonqualified Stock Option) to any one or more Permitted Transferees of such Holder, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Holder or (B) by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award to any Person other than another Permitted Transferee of the applicable Holder); and (iii) the Holder (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer. In addition, and further notwithstanding Section 11.3(a), hereof, the Administrator, in its sole discretion, may determine to permit a Holder to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Holder is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.
(c)Notwithstanding Section 11.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder and any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is delivered in writing to the Administrator prior to the Holder’s death.
11.4    Conditions to Issuance of Shares.
(a)The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Holder make such reasonable covenants, agreements and representations as the Administrator, in its sole discretion, deems advisable in order to comply with Applicable Law.
(b)All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Stock).
(c)The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.
(d)No fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.
(e)The Company, in its sole discretion, may (i) retain physical possession of any stock certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the stock certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Shares.

(f)Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
11.5    Forfeiture and Claw-Back Provisions. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award and any payments of a portion of an incentive-based bonus pool allocated to a Holder) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, whether or not such claw-back policy was in place at the time of grant of an Award, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.
11.6    Prohibition on Repricing. Subject to Section 13.2, the Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per Share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per Share exceeds the Fair Market Value of the underlying Shares. Furthermore, for purposes of this Section 11.6, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price per Share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per Share that is less than the exercise price per Share of the original Options or Stock Appreciation Rights without the approval of the stockholders of the Company.
11.7    Amendment of Awards. Subject to Applicable Law, the Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or settlement, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Holder’s consent to such action shall be required unless (a) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Holder, or (b) the change is otherwise permitted under the Plan (including, without limitation, under Section 13.2 or 13.10).
11.8    Data Privacy. As a condition of receipt of any Award, each Holder explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 11.8 by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Holder’s participation in the Plan. The Company and its Subsidiaries may hold certain personal information about a Holder, including but not limited to, the Holder’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Subsidiaries, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Holder’s participation in the Plan, and the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company and its Subsidiaries in the implementation, administration and management of the Plan. These recipients may be located in the Holder’s country, or elsewhere, and the Holder’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Holder authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Holder’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Subsidiaries or the Holder may elect to deposit any Shares. The Data related to a Holder will be held only as long as is necessary to implement, administer, and manage the Holder’s participation in the Plan. A Holder may, at any time, view the Data held by the Company with respect to such Holder, request additional information about the storage and processing of the Data with respect to such Holder, recommend any necessary corrections to the Data with respect to the Holder or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel Holder’s ability to participate in the Plan and, in the Administrator’s discretion, the Holder may forfeit any outstanding Awards if the Holder refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Holders may contact their local human resources representative.
ARTICLE 12.
ADMINISTRATION

12.1    Administrator. The Committee shall administer the Plan (except as otherwise permitted herein). To the extent necessary to comply with Rule 16b-3 of the Exchange Act, and with respect to Awards that are intended to be Performance-Based Compensation, including Options and Stock Appreciation Rights, then the Committee shall take all action with respect to such Awards, and the individuals taking such action shall consist solely of two or more Non-Employee Directors, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule and an “outside director” for purposes of Section 162(m) of the Code. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or the Organizational Documents. Except as may otherwise be provided in the Organizational Documents or as otherwise required by Applicable Law, (a) appointment of Committee members shall be effective upon acceptance of appointment, (b) Committee members may resign at any time by delivering written or electronic notice to the Board and (c) vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (i) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the terms “Administrator” as used in the Plan shall be deemed to refer to the Board and (ii) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6.
12.2    Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan, all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend the Plan or any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not materially and adversely affected by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 11.5 or Section 13.10. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under the Plan except with respect to matters which under Rule 16b‑3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.
12.3    Action by the Administrator. Unless otherwise established by the Board, set forth in any Organizational Documents or as required by Applicable Law, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
12.4    Authority of Administrator. Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to:
(a)Designate Eligible Individuals to receive Awards;
(b)Determine the type or types of Awards to be granted to each Eligible Individual (including, without limitation, any Awards granted in tandem with another Award granted pursuant to the Plan);
(c)Determine the number of Awards to be granted and the number of Shares to which an Award will relate;
(d)Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any Performance Criteria or performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and claw-back and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;
(e)Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(f)Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g)Decide all other matters that must be determined in connection with an Award;
(h)Establish, adopt, or revise any Programs, rules and regulations as it may deem necessary or advisable to administer the Plan;
(i)Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;
(j)Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and
(k)Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 13.2.
12.5    Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all Persons.
12.6    Delegation of Authority. The Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees with respect to Awards intended to constitute Performance Based Compensation, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under any Organizational Documents and Applicable Law (including, without limitation, Section 162(m) of the Code). Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.
ARTICLE 13.
MISCELLANEOUS PROVISIONS
13.1    Amendment, Suspension or Termination of the Plan.
(a)Except as otherwise provided in Section 13.1(b), the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided that, except as provided in Section 11.5 and Section 13.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, materially and adversely affect any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.
(b)Notwithstanding Section 13.1(a), the Board may not, except as provided in Section 13.2, take any of the following actions without approval of the Company’s stockholders given within twelve (12) months before or after such action: (i) increase the limit imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan or the Award Limit, (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 11.6, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 11.6.
(c)No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders (such anniversary, the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan, the applicable Program and the applicable Award Agreement.

13.2    Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.
(a)In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to: (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan, and adjustments of the Award Limit ); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); (iv) the grant or exercise price per share for any outstanding Awards under the Plan; and (v) the number and kind of Shares (or other securities or property) for which automatic grants are subsequently to be made to new and continuing Non-Employee Directors pursuant to Section 4.6. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code unless otherwise determined by the Administrator.
(b)In the event of any transaction or event described in Section 13.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or Applicable Accounting Standards, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:
(i)To provide for the termination of any such Award in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment);
(ii)To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;
(iii)To make adjustments in the number and type of Shares of the Company’s stock (or other securities or property) subject to such Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;
(iv)To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement;
(v)To replace such Award with other rights or property selected by the Administrator; and/or
(vi)To provide that the Award cannot vest, be exercised or become payable after such event.

(c)In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b):
(i)    The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted (and the adjustments provided under this Section 13.2(c)(i) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company); and/or
(ii)    The Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitation in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan, and adjustments of the Award Limit,).
(d)    Notwithstanding any other provision of the Plan, in the event of a Change in Control, unless the Administrator elects to (i) terminate an Award in exchange for cash, rights or property, or (ii) cause an Award to become fully exercisable and no longer subject to any forfeiture restrictions prior to the consummation of a Change in Control, pursuant to Section 13.2, (A) such Award (other than any portion subject to performance-based vesting) shall continue in effect or be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation and (B) the portion of such Award subject to performance-based vesting shall be subject to the terms and conditions of the applicable Award Agreement and, in the absence of applicable terms and conditions, the Administrator’s discretion. In the event an Award continues in effect or is assumed or an equivalent Award substituted, and a Holder incurs a Termination of Service without “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in the Award Agreement relating to such Award) upon or within twelve (12) months following the Change in Control, then such Holder shall be fully vested in such continued, assumed or substituted Award.
(e)    In the event that the successor corporation in a Change in Control refuses to assume or substitute for an Award (other than any portion subject to performance-based vesting), the Administrator may cause (i) any or all of such Award (or portion thereof) to terminate in exchange for cash, rights or other property pursuant to Section 13.2(b)(i) or (ii) any or all of such Award (or portion thereof) to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Award to lapse. If any such Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that such Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and such Award shall terminate upon the expiration of such period.
(f)    For the purposes of this Section 13.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per-share consideration received by holders of Common Stock in the Change in Control.
(g)    The Administrator, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.
(h)    Unless otherwise determined by the Administrator, no adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent it would (i) with respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, cause such Awards to fail to so qualify as Performance-Based Compensation, (ii) cause the Plan to violate Section 422(b)(1) of the Code, (iii) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or (iv) cause an Award to fail to be exempt from or comply with Section 409A.

(i)    The existence of the Plan, any Program, any Award Agreement and/or the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(j)     In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Administrator, in its sole discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.
13.3    Approval of Plan by Stockholders. The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan.
13.4    No Stockholders Rights. Except as otherwise provided herein or in an applicable Program or Award Agreement, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.
13.5    Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.
13.6    Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.
13.7    Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Administrator, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. Notwithstanding anything to the contrary herein, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.
13.8    Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.
13.9    Governing Law. The Plan and any Programs and Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

13.10    Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Plan, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of the Company or any of its Subsidiaries is subject to Section 409A, and such Award or other amount is payable on account of a Participant’s Termination of Service (or any similarly defined term), then (a) such Award or amount shall only be paid to the extent such Termination of Service qualifies as a “separation from service” as defined in Section 409A, and (b) if such Award or amount is payable to a “specified employee” as defined in Section 409A then to the extent required in order to avoid a prohibited distribution under Section 409A, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s Termination of Service, or (ii) the date of the Participant’s death. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A, the Administrator may (but is not obligated to), without a Holder’s consent, adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 13.10 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Holder or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.
13.11    Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary.
13.12    Indemnification. To the extent permitted under Applicable Law and the Organizational Documents, each member of the Administrator shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Organizational Documents, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
13.13    Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
13.14    Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.
* * * * *
I hereby certify that the Plan was initially duly adopted by the Board of Directors of Novan, Inc. on April 13, 2016 and approved by the stockholders of Novan, Inc. on August 31, 2016.
* * * * *
I hereby certify that the Plan was first amended and restated by the Board of Directors of Novan, Inc. on April 7, 2017 and subsequently approved by the stockholders of Novan, Inc. on June 5, 2017.
* * * * *
I hereby certify that the foregoing Plan, as amended and restated above, was duly adopted by the Board of Directors of Novan, Inc. on August 16, 2018.

I hereby certify that the foregoing Plan, as amended and restated, was approved by the stockholders of Novan, Inc. on _____________________, 2019.

Executed on this ______ day of ____________________, 2019.

NOVAN, INC.
4105 HOPSON ROAD
MORRISVILLE, NC 27560

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The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class III Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 W. Kent Geer   02 Robert J. Keegan

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000425279_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

NOVAN, INC.
Annual Meeting of Stockholders
July 31, 2019 9:30 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) G. Kelly Martin and John M. Gay, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of NOVAN, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, EDT on July 31, 2019, at Novan's corporate headquarters located at 4105 Hopson Road, Morrisville, NC 27560, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000425279_2 R1.0.1.18